                                                                   EXHIBIT 10.10
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      SENIOR SUBORDINATED NOTE, WARRANT AND COMMON STOCK PURCHASE AGREEMENT

                                      among

                            CUPERTINO ELECTRIC, INC.,
                                    as Issuer

                   BANCAMERICA CAPITAL INVESTORS SBIC I, L.P.,
                              TA/ADVENT VIII L.P.,
                        TA/ATLANTIC AND PACIFIC IV L.P.,
                             TA EXECUTIVES FUND LLC,
                              TA INVESTORS LLC, and
                         TA SUBORDINATED DEBT FUND, L.P.
                                  as Purchasers

                                       and

                                 JAMES S. RYLEY,
                                WALTER E. RYLEY,
                               EUGENE A. RAVIZZA,
                                CLARANNE R. LONG
                         THE CLARANNE RAVIZZA LONG TRUST
                      THE RAVIZZA CHILDREN'S TRUST II, and
                        THE RAVIZZA CHILDREN'S TRUST III
                             as Selling Shareholders



                                ----------------

                            Dated as of June 21, 2000

                                ----------------

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

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
ARTICLE I  DEFINITIONS......................................................................       2
        1.01   Definitions..................................................................       2
        1.02   Accounting Terms; Financial Statements.......................................      16
ARTICLE II  PURCHASE AND SALE OF NOTES AND WARRANTS.........................................      17
        2.01   Purchase and Sale of Notes, Warrants and Common Stock........................      17
        2.02   Purchase Price...............................................................      17
        2.03   Original Issue Discount......................................................      17
        2.04   Closing......................................................................      18
ARTICLE III  CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO CLOSE........................      18
        3.01   Representations and Warranties...............................................      19
        3.02   Compliance with this Agreement...............................................      19
        3.03   Officer's Certificate........................................................      19
        3.04   Secretary's Certificates.....................................................      19
        3.05   Transaction Documents; Mergers and Redemptions Documents;
               Senior Credit Documents......................................................      19
        3.06   Financial Matters............................................................      19
        3.07   Contracts....................................................................      20
        3.08   Purchase Permitted by Applicable Laws........................................      20
        3.09   Consents and Approvals.......................................................      20
        3.10   Investor Rights Agreement....................................................      21
        3.11   The Mergers and Redemptions..................................................      21
        3.12   No Material Adverse Change...................................................      21
        3.13   Opinion of Counsel...........................................................      21
        3.14   Disbursement Instructions....................................................      21
        3.15   Other Documents..............................................................      21
        3.16   Senior Credit Facility.......................................................      21
        3.17   Due Diligence................................................................      22
        3.18   No Proceedings...............................................................      22
        3.19   SBA Documents and Information................................................      22
        3.20   Stockholders Agreement.......................................................      22
        3.21   Director Indemnification Agreements..........................................      22
        3.22   Insurance....................................................................      22
        3.23   Non-Competition Agreements...................................................      22
        3.24   Shareholder Agreements Terminations..........................................      22
ARTICLE IV  CONDITIONS TO THE OBLIGATION OF THE COMPANY AND THE SELLING
            SHAREHOLDERS TO CLOSE...........................................................      23
        4.01   Representations and Warranties...............................................      23
        4.02   Compliance with this Agreement...............................................      23
        4.03   Issuance Permitted by Requirements of Laws...................................      24
        4.04   Consents and Approvals.......................................................      24
        4.05   Senior Credit Facility.......................................................      24
        4.06   No Proceedings...............................................................      24
        4.07   Shareholders Agreement.......................................................      24

ARTICLE V  REPRESENTATIONS AND WARRANTIES  REGARDING THE SELLING SHAREHOLDERS...............      25
        5.01   Authority....................................................................      25
        5.02   No Conflict..................................................................      25
        5.03   No Brokers' Fees.............................................................      25
        5.04   Shares.......................................................................      25
        5.05   Absence of Proceedings.......................................................      26
ARTICLE VI  REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY............................      26
        6.01   Corporate Existence and Power Organization...................................      26
        6.02   Authorization; No Conflict...................................................      26
        6.03   Governmental Authorization; Third Party Consents.............................      27
        6.04   Validity and Binding Nature..................................................      27
        6.05   Financial Condition..........................................................      27
        6.06   No Material Adverse Change...................................................      28
        6.07   Litigation and Contingent Liabilities........................................      28
        6.08   Ownership of Properties; Liens...............................................      29
        6.09   ERISA........................................................................      29
        6.10   Investment Company Act.......................................................      30
        6.11   Public Utility Holding Company Act...........................................      30
        6.12   Use of Proceeds..............................................................      30
        6.13   Taxes........................................................................      30
        6.14   Solvency, etc................................................................      30
        6.15   Environmental Matters........................................................      30
        6.16   Insurance....................................................................      31
        6.17   Real Property................................................................      32
        6.18   Information..................................................................      32
        6.19   Intellectual Property........................................................      33
        6.20   Burdensome Obligations; Disclosure...........................................      33
        6.21   Labor Matters................................................................      33
        6.22   No Default...................................................................      34
        6.23   [INTENTIONALLY RESERVED].....................................................      34
        6.24   [INTENTIONALLY RESERVED].....................................................      34
        6.25   Accounts Receivable..........................................................      34
        6.26   Capitalization...............................................................      34
        6.27   Warranties...................................................................      35
        6.28   Investments..................................................................      35
        6.29   Customers and Suppliers......................................................      35
        6.30   Transactions with Related Persons............................................      35
        6.31   Private Offering.............................................................      36
        6.32   Contractual Obligation; Performance Bonds....................................      36
        6.33   Mergers and Redemptions Documents; Senior Credit Documents...................      37
        6.34   Debt Agreements..............................................................      37
        6.35   Broker's, Finder's or Similar Fees...........................................      37
ARTICLE VII  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS...............................      38
        7.01   Authorization; No Contravention..............................................      38
        7.02   Binding Effect...............................................................      38

        7.03   Accredited Investor; Purchase for Own Account................................      38
        7.04   ERISA........................................................................      39
        7.05   Broker's, Finder's or Similar Fees...........................................      39
        7.06   Governmental Authorization; Third Party Consent..............................      39
        7.07   Corporate Existence and Power................................................      39
ARTICLE VIII  FINANCIAL INFORMATION AND NOTICES.............................................      39
        8.01   Financial Statements and Other Information (Pre-Note Payoff and
               Public Offering).............................................................      39
        8.02   Financial Statements and Other Information...................................      41
ARTICLE IX  AFFIRMATIVE COVENANTS...........................................................      43
        9.01   Pre-Note Payoff and Public Offering..........................................      43
        9.02   Other Covenants..............................................................      45
ARTICLE X  NEGATIVE COVENANTS...............................................................      47
        10.01  Limitations on Mergers; Consolidations; and Acquisitions.....................      47
        10.02  [INTENTIONALLY RESERVED].....................................................      47
        10.03  Limitations on Indebtedness..................................................      47
        10.04  Limitations on Affiliate Transactions........................................      48
        10.05  Limitations on Distributions.................................................      48
        10.06  Limitations on Disposition of Assets.........................................      49
        10.07  Limitations on Investments...................................................      49
        10.08  Limitations on Liens.........................................................      50
        10.09  Limitations on Tax Consolidation.............................................      51
        10.10  Limitations on Changes in Fiscal Year End....................................      51
        10.11  Limitations or Modifications of Transaction Documents, Senior Credit
               Documents and Merger and Redemptions Documents...............................      51
        10.12  Financial Covenants..........................................................      52
        10.13  Business Activities..........................................................      53
        10.14  Modification of Organizational Documents.....................................      53
ARTICLE XI  REDEMPTION OF NOTES.............................................................      53
        11.01  Optional Redemption of Notes.................................................      53
        11.02  Mandatory Redemption of Notes................................................      54
        11.03  Notice of Redemption.........................................................      54
        11.04  Allocation and Application of Payments.......................................      55
        11.05  Notation of Partial Payments.................................................      55
ARTICLE XII  SUBORDINATION OF NOTES.........................................................      55
        12.01  Definitions..................................................................      55
        12.02  Subordination................................................................      56
        12.03  Subordination Upon Distribution of Assets....................................      57
        12.04  Prohibitions and Limitations on Payment......................................      57
        12.05  Limitation on Remedies.......................................................      58
        12.06  Payments and Distributions Received..........................................      59
        12.07  Proofs of Claim..............................................................      59
        12.08  Subrogation..................................................................      59
        12.09  Relative Rights..............................................................      60
        12.10  Subordination Not Impaired; Benefit of Subordination.........................      60
        12.11  Miscellaneous................................................................      60

        12.12  Assignment of Notes..........................................................      61
        12.13  Legend.......................................................................      62
ARTICLE XIII  EVENTS OF DEFAULT.............................................................      62
        13.01  Events of Default............................................................      62
        13.02  Acceleration.................................................................      64
        13.03  Set-Off......................................................................      64
ARTICLE XIV  INDEMNIFICATION................................................................      65
        14.01  Indemnification..............................................................      65
        14.02  Claims against the Company and its Subsidiaries..............................      69
        14.03  Set-Off......................................................................      69
        14.04  Interest.....................................................................      69
        14.05  Other Indemnification Matters................................................      70
ARTICLE XV  MISCELLANEOUS...................................................................      70
        15.01  Survival of Representations and Warranties and Covenants.....................      70
        15.02  Notices......................................................................      70
        15.03  Payments.....................................................................      72
        15.04  Assignments and Participation................................................      72
        15.05  Lost, Etc. Notes.............................................................      74
        15.06  Amendments, Determinations, Requests or Consents.............................      75
        15.07  Remedies Cumulative..........................................................      75
        15.08  Counterparts.................................................................      75
        15.09  Headings.....................................................................      75
        15.10  GOVERNING LAW................................................................      75
        15.11  Jurisdiction.................................................................      75
        15.12  Waiver of Jury Trial.........................................................      76
        15.13  Severability.................................................................      76
        15.14  Rules of Construction........................................................      76
        15.15  Entire Agreement.............................................................      76
        15.16  Certain Expenses.............................................................      76
        15.17  Funding Fee..................................................................      77
        15.18  Publicity....................................................................      77
        15.19  Further Assurances...........................................................      77
        15.20  Confidentiality..............................................................      77

EXHIBIT

        Exhibit A            Form of Note
        Exhibit B            Form of Warrant
        Exhibit C            Form of Investor Rights Agreement
        Exhibit D            First Merger Agreement
        Exhibit E            Post-Merger Redemptions Agreements
        Exhibit F            Pre-Merger Redemptions Agreements
        Exhibit G            Second Merger Agreement
        Exhibit H            Form of Shareholders Agreement
        Exhibit I            Form of Legal Opinion
        Exhibit J            Form of Director's Indemnification Agreement
        Exhibit K            Form of Non--Solicitation and Confidentiality Agreement

SCHEDULES

        Schedule 2.01        Purchase and Sale of Notes, Warrants and Common Stock
        Schedule 3.09        Consents Not Obtained
        Schedule 5.04        Shares of Common Stock Owned by Selling Shareholders
        Schedule 6.02(b)     Compliance with Laws
        Schedule 6.05(a)(1)  April 30, 2000 and May 31, 2000 Financial Statements
        Schedule 6.05(a)(2)  Exceptions to GAAP
        Schedule 6.05(b)     Projections
        Schedule 6.05(c)     Pro-formas
        Schedule 6.07        Litigation and Contingent Liabilities
        Schedule 6.13        Taxes
        Schedule 6.15        Environmental Matters
        Schedule 6.16        Insurance
        Schedule 6.17        Real Property
        Schedule 6.21        Labor Relations
        Schedule 6.25        Accounts Receivable
        Schedule 6.26        Capitalization
        Schedule 6.27        Warranties
        Schedule 6.28        Investments
        Schedule 6.29        Customers and Suppliers
        Schedule 6.30        Transactions with Related Persons
        Schedule 6.32(a)     Contractual Obligations
        Schedule 6.32(b)     Performance Bonds
        Schedule 6.34(a)     Debt Agreements
        Schedule 6.34(b)     Liens
        Schedule 6.35        Brokers
        Schedule 10.03       Existing Indebtedness
        Schedule 10.05       Shareholders' Agreements
        Schedule 10.07       Investments
        Schedule 10.08       Existing Liens
        Schedule 14.01       Indemnification Percentages

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


                            SENIOR SUBORDINATED NOTE,
                   WARRANT AND COMMON STOCK PURCHASE AGREEMENT


        THIS SENIOR SUBORDINATED NOTE, WARRANT AND COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of June 21, 2000, by and among CUPERTINO ELECTRIC, INC., a Delaware corporation formerly known as DELAWARE SYNERGISM, INC. (the "Company"), BANCAMERICA CAPITAL INVESTORS SBIC I, L.P., a Delaware limited partnership ("BancAmerica"), TA/ADVENT VIII L.P., a Delaware limited partnership ("TA/Advent VIII"), TA/ATLANTIC AND PACIFIC IV L.P., a Delaware limited partnership ("TA/AP IV"), TA EXECUTIVES FUND LLC, a Delaware limited liability company ("TA Executives"), TA INVESTORS LLC, a Delaware limited liability company ("TA Investors"), TA SUBORDINATED DEBT FUND, L.P., a Delaware limited liability company ("TA Sub Debt," and together with TA/Advent VIII, TA/AP IV, TA Executives, TA Investors and TA Sub Debt, collectively, "TA." and together with BancAmerica, the "Purchasers"), James S. Ryley, Walter E. Ryley, Eugene A. Ravizza, Claranne R. Long, the Claranne Ravizza Long Trust, the Ravizza Children's Trust II and the Ravizza Children's Trust III (the "Selling Shareholders")

                              Statement of Purpose

        The Company was incorporated in Delaware as a wholly owned subsidiary of Synergism, Inc., a California corporation ("Oldco"). Oldco had three other operating Subsidiaries, each of which was a California corporation: Cupertino Electric, Inc. ("Cupertino"), Cascade Controls, Inc. ("Cascade"), and Cupertino Electronics, Inc. ("Electronics"). On June 16, 2000, Oldco was merged into the Company. This merger is sometimes referred to in this Agreement as the "First Merger." Immediately prior to the issuance of the Notes and the Warrants and the sale of the Purchased Capital Stock as contemplated in this Agreement, Cupertino, Cascade, and Electronics were each consolidated and merged into the Company and the Company, as the surviving corporation of this merger, adopted the Cupertino Electric, Inc., name. This merger is sometimes referred to in this Agreement as the "Second Merger." The First and Second Merger are sometimes referred to in this Agreement as the "Mergers".

        Prior to the Second Merger, Cupertino redeemed 15,678 shares of its common stock held by Walter E. Ryley, Cascade redeemed 2,196 of its shares of common stock held by Dennis Antweiler and 1,106 of its shares of common stock held by Robert Sinek, and Electronics redeemed 5,919 of its shares of common stock held by Aaron Colton and 2,192 of its shares of common stock held by David Duppong. The redemptions described in the preceding sentence are sometimes referred to in this Agreement as the "Pre-Merger Redemptions." Immediately following the completion of the Second Merger and the issuance of the Notes and the Warrants and the sale of the Purchased Capital Stock as contemplated by this Agreement, the Company will redeem 63,309 shares of its common stock held by Eugene Ravizza, 48,060 of its shares of common stock held by Claranne Long, 75,406 of its shares of common stock held by the Claranne Ravizza Long Trust, 49,599 shares of its common stock held by the Ravizza Children's Trust II and 49, 599 shares of its common stock held by the Ravizza Children's Trust III. The redemptions described in the preceding sentence are sometimes referred to in this Agreement as the "Post-Merger Redemptions." The transactions described in this paragraph are sometimes referred to in this Agreement as the "Permitted Redemptions" and, collectively with the Mergers, as the "Mergers and Redemptions."

        The Company proposes to issue to BancAmerica, TA Sub Debt and TA Investors (collectively, the "Note Purchasers") 12.0% senior subordinated notes in the aggregate principal amount of $35,000,000 and warrants to purchase shares of Common Stock of the Company, and the Selling Shareholders and the Company propose to sell shares of Common Stock to BancAmerica, TA/Advent VIII, TA/AP IV, TA Executives, and TA Investors (collectively, the "Equity Purchasers"), in each case as more particularly described herein.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

        "Accounts Receivable" has the meaning assigned to it in Section 6.25.

        "Acquisition" means any transaction or series or related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary). "Acquire" shall have a corresponding meaning.

        "Acquired Indebtedness" means mortgage Indebtedness or Indebtedness with respect to Capital Leases of a Person existing at the time such Person became a Subsidiary of the Company or assumed by the Company or a Subsidiary of the Company pursuant to an Acquisition permitted hereunder (and not created or incurred in connection with or in anticipation of such Acquisition.).

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, that in no event shall any Purchaser (or any Affiliate of any Purchaser) be deemed to be an Affiliate of the Company. For purposes of this definition, a Person shall be deemed to control another Person if (a) such Person possesses, directly or indirectly, the power to vote 5% or more of the securities having ordinary voting power for the election of directors or other managers of such other Person, (b) such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise or (c) such Person is a director, officer, executor, trustee or fiduciary (or their equivalents) of the other Person or a Person that controls such other Person.

        "Agreement" means this Senior Subordinated Note, Warrant and Common Stock Purchase Agreement, as amended or supplemented from time to time.

        "Asset Sale" means the sale, lease, assignment or other transfer for value (each a "Disposition") by the Company or any Subsidiary thereof to any Person (other than the Company or any Subsidiary thereof) of any asset or right of the Company or such Subsidiary other than (a) the sale or lease of inventory in the ordinary course of business, (b) Dispositions of equipment in the ordinary course of business, so long as such equipment is replaced, within a reasonable time, with like-kind equipment, (c) the sublease by the Company of 653 and 657 Harrison Street, San Francisco, California in effect on the Closing Date and (d) other Dispositions in any fiscal year the net cash proceeds of which do not in the aggregate exceed $1,000,000.

        "BancAmerica" has the meaning assigned thereto in the initial paragraph to this Agreement.

        "Bonded Contract" has the meaning assigned thereto in Section 6.13(b).

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or San Francisco, California are authorized or required by law or executive order to close.

        "Capital Expenditure" means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on the consolidated balance sheet of the Company.

        "Capital Lease" means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person, that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, partnership interests, membership interests or other equivalent equity interests and any rights, warrants or options exchangeable for or convertible into such capital stock or other equity interests.

        "Cascade" has the meaning assigned thereto in the Statement of Purpose of this Agreement.

        "Cash Equivalent Investment" means, at any time:

                (a) any evidence of Indebtedness, maturing not more than one year after such time, issued or guaranteed by the United States Government;

                (b) commercial paper, maturing not more than one year from the date of issue, which is issued by

                        (i) a corporation (except the Company or an Affiliate
                thereof) organized under the laws of any State of the United States of America or of the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., at the time of investment, or

                        (ii) any Lender (as defined in the Senior Credit
                Agreement) or its holding company;

                (c) any certificate of deposit or bankers' acceptance or eurocurrency time deposit, maturing not more than one year after the date of issue, which is issued by either

                        (i) a financial institution that is a member of the
                Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or

                        (ii) any Lender (as defined in the Senior Credit
                Agreement); or

                (d) any repurchase agreement with a term of one year of less which

                        (i) is entered into with

                                (A) any Lender (as defined in the Senior Credit
                        Agreement), or

                                (B) any commercial banking institution of the
                        stature referred to in clause (c)(i),

                        (ii) is secured by a fully perfected Lien in any
                obligation of the type described in any of clauses (a) through
                (c), and

                        (iii) has a market value at the time such repurchase
                agreement is entered into of not less than 100% of the repurchase obligation of such Lender (as defined in the Senior Credit Agreement) (or other commercial banking institution) thereunder;

                (e) investments in money market mutual funds registered with the Commission meeting the requirements of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended;

                (f) participations in short-term loans to any corporation (other than an Affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.; or

                (g) investments in short-term asset management accounts offered by any Lender (as defined in the Senior Credit Agreement) for the purpose of investing in loans to any corporation (other than an Affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc.

        "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as amended or supplemented from time to time.

        "CERCLA" has the meaning assigned thereto in Section 6.15.

        "Change of Control" means (a) prior to the consummation of a Public Offering resulting in Net Cash Proceeds in an amount equal to or greater than $50,000,000, the Ryley Family and the Ravizza Family shall cease to collectively
(i) own and control the largest combined amount (both in number and in voting power) of the outstanding voting securities of the Company, and together with employees of the Company own and control at least 50% (both in number and in voting power) of the outstanding voting securities of the Company, or (ii), together with the Purchasers, have the right to elect a majority of the board of directors of the Company and (b) from and after the consummation of a Public Offering resulting in Net Cash Proceeds in an amount equal to or greater than $50,000,000, (i) any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act and the rules promulgated thereunder, but excluding any member of the Ryley Family or the Ravizza Family) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the outstanding securities on a Fully Diluted basis of the Company having voting rights in the election of directors under normal circumstances or (ii) a majority of the members of the Board of Directors of the Company shall cease to be Continuing Members.

        "Class A Common Stock" means the Class A Common Stock, par value $.001 per share, as described in the Company Charter Documents.

        "Class B Common Stock" means the Class B Common Stock, par value $.001 per share, as described in the Company Charter Documents.

        "Closing" has the meaning assigned thereto in Section 2.04.

        "Closing Date" has the meaning assigned thereto in Section 2.04.

        "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

        "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

        "Common Stock" means collectively (a) the Class A Common Stock and the Class B Common Stock and (b) any other capital stock into which any of the foregoing is reclassified or reconstituted.

        "Company" has the meaning assigned thereto in the initial paragraph of this Agreement.

        "Company Charter Documents" means the Certificate of Incorporation and the bylaws of the Company, as amended or supplemented from time to time.

        "Computation Period" means each period of four consecutive fiscal quarters ending on the last day of a fiscal quarter.

        "Consolidated Net Income" means, with respect to the Company and its Subsidiaries for any period, the net income (or loss) of the Company and its Subsidiaries for such period, excluding any extraordinary gains and any gains from discontinued operations.

        "Continuing Member" means a member of the board of directors of the Company who either (i) was a member of the board of directors of the Company on the day before the consummation of a Public Offering resulting in Net Cash Proceeds in an amount equal to or greater than $50,000,000 and was such continuously thereafter or (ii) became a member of such board of directors after such time and whose election or nomination for election was approved by a vote of the majority of the Continuing Members then members of the Company's board of directors.

        "Contractual Obligation" means, as to any Person, any provision of any securities issued by such Person or of any indenture or credit agreement or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or to which it may be subject or under which it has any rights or which is guaranteed by it.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

        "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company or Oldco, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

        "Covenant Expiration Date" has the meaning assigned thereto in Section 8.02.

        "Cupertino" has the meaning assigned thereto in the Statement of Purpose of this Agreement.

        "Current Assets" means, with respect to the Company, at any date, the amount at which all of the current assets of the Company would be properly classified as current assets shown on a balance sheet, determined on a consolidated basis in accordance with GAAP.

        "Designated Consideration" has the meaning assigned thereto in Section 10.01

        "EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, cash income tax expense, depreciation and amortization for such period plus, with respect to following fiscal quarters only, to the extent deducted in determining such Consolidated Net Income, $5,000,000 with respect to the fourth fiscal quarter of fiscal year 1999, $1,212,000 with respect to the first fiscal quarter of fiscal year 2000 and $1,200,000 with respect to the second fiscal quarter of fiscal year 2000, plus, to the extent the same are deducted in determining such Consolidated Net Income and paid and expensed by the Company in such period, fees and expenses (not to exceed $5,000,000 in the aggregate) of the Company in connection with this Agreement, the Senior Credit Documents and the Mergers and Redemptions Documents and the transactions contemplated hereby and thereby to occur on the Closing Date (including the legal, placement, arrangement and investment banking fees of the Company in connection therewith); provided that for purposes of calculating EBITDA of the Company for any period, (i) the consolidated net income (plus, to the extent deducted in calculating such consolidated net income, interest expense, income tax expense, depreciation and amortization) of any Person, or attributable to any division or similar business unit, Acquired by the Company or any Subsidiary thereof during such period will be included on a pro forma basis for such period (assuming the consummation of each such Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period, adjusted, to the extent the same are approved by the Required Holders with respect to any Acquisition, to add back non-recurring expenses in the nature of excess owner's compensation in connection with the Person acquired in such Acquisition, but without any other adjustment for potential cost savings or other synergies) if
(1) either (x) the audited consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the fiscal year of such Person preceding the Acquisition of such Person and the related audited consolidated statements of income, stockholders' equity and cash flows for such fiscal year have been provided to the Holders and have been reported on without a qualification arising from the scope of the audit or a "going concern" or like qualification or exception or (y) other comparable financial information has been furnished to the Holders with respect to such period and such Acquisition and information have been found acceptable by the Required Holders and (2) either (x) any subsequent unaudited financial statements for such Person for the period prior to the Acquisition of such Person were prepared on a basis consistent with such audited financial statements, have been provided to the Holders and have been reported on without a qualification arising from the scope of the report or a "going concern" or like qualification or (y) other comparable financial information has been furnished to the Holders with respect to such period and such Acquisition and information have been found acceptable by the Required Holders and (ii) the consolidated net income (plus, to the extent deducted in calculating such consolidated net income, interest expense, income tax expense, depreciation and amortization) of any Person, or attributable to any division or similar business unit, disposed of by the Company or any Subsidiary during such period will be excluded on a pro forma basis for such period (assuming the consummation of each such disposition occurred on the first day of such period). With respect to any Person or division or similar business unit acquired in an Acquisition or disposed of, for purposes of Section 10.12(c) the "EBITDA Adjustment" attributable to such Person, division or business unit means (i) in the case of a Person or division or similar business unit acquired in an Acquisition, the amount to be included in EBITDA pursuant to clause (i) of the proviso to the immediately preceding sentence with respect to such Person, division or business unit at the time such Acquisition is consummated and (ii) in the case of a Person or division or similar business unit disposed of, the amount to be excluded from

EBITDA pursuant to clause (ii) of the proviso to the immediately preceding sentence with respect to such Person, division or business unit at the time such disposition is consummated.

        "EBITDA Adjustment" -- see the definition of "EBITDA".

        "Electronics" has the meaning assigned thereto in the Statement of Purpose of this Agreement.

        "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Company or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Company or any current or former ERISA Affiliate.

        "Environmental Claims" means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

        "Environmental Laws" means all present or future federal, state or local laws, statutes, common law duties, rules regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to Environmental Matters.

        "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (i) violation of any Environmental Law,
(ii) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (iii) exposure to any Hazardous Substances, (iv) the release or threatened release of any Hazardous Substances into the environment or (v) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

        "Environmental Matters" means any matter arising out of or relating to employee health and occupational safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, release, control or cleanup of any Hazardous Substance.

        "Equity Purchasers" has the meaning assigned thereto in the initial paragraph of this Agreement.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means any Person who together with the Company is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

        "Event of Default" has the meaning assigned thereto in Section 13.01 hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

        "Family" means, with respect to a specified individual, the individual, such individual's spouse and former spouses, any other individual who is related to the specified individual or such individual's spouse within the third degree, and any other individual who resides with the specified individual.

        "Final Maturity Date" has the meaning assigned thereto in Section 11.02.

        "First Merger" has the meaning assigned thereto in the Statement of Purpose of this Agreement.

        "First Merger Agreement" means the Merger Agreement between Oldco and the Company, dated as of June 16, 2000, in the form attached hereto as Exhibit D that documents the First Merger.

        "First Redemption Date" has the meaning assigned thereto in Section
11.02.

        "Fixed Charge Coverage Ratio" means for any Computation Period, the ratio of (a) the total for such period of EBITDA minus all Capital Expenditures (other than Capital Expenditures, in an amount not to exceed $7,000,000, actually expended on the Company's North 7th Street facility in San Jose, California in fiscal year 2000) to (b) the sum for such period of (i) cash Interest Expense plus (ii) all payments of principal of Indebtedness that are scheduled to be paid during the 12 months immediately following the last day of such Computation Period (provided that with respect to the Computation Periods ended on the Fiscal Quarters ending on September 30, 2004, December 31, 2004 and March 31, 2005, the amount of all payments of principal scheduled to be paid in respect of the Senior Credit Agreement shall be deemed to be $15,000,000) plus
(iii) income taxes paid by the Company and its Subsidiaries.

        "Fully Diluted" means, with respect to the Common Stock, as of a particular time the total outstanding shares of Common Stock as of such time, determined by treating all outstanding options, warrants and other rights for the purchase or other acquisition of shares of Common Stock (whether or not then vested or exercisable) as having been exercised and by treating all outstanding securities directly or indirectly convertible into or exchangeable for shares of Common Stock (whether or not then exercisable or convertible) as having been so converted or exchanged.

        "GAAP" means generally accepted United States accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

        "GAAS" means generally accepted United States auditing standards set forth in the Professional Standards prescribed by the American Institute of Certified Public Accountants.

        "Governmental Approvals" means all authorizations, consents, approvals, licenses, registrations and filings with, and reports to, all Governmental Authorities.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Guarantee Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to or otherwise to invest in a debtor, or otherwise to assure a creditor against loss) any debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Guarantee Liability will (subject to any limitation set forth therein) be deemed to be the principal amount of the debt, obligation or other liability supported thereby.

        "Hazardous Substances" has the meaning assigned thereto in Section 6.15.

        "Hedging Agreement" means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

        "Hedging Obligation" means, with respect to any Person, any liability of such Person under any Hedging Agreement.

        "Holder" means each Purchaser and any other holder of any Note or any portion of the Warrant Securities or the Purchased Capital Stock.

        "Indebtedness" means, with respect to any Person, without duplication:
(a) all obligations of such Person for borrowed money, whether or not evidenced by bonds, debentures, notes or similar instruments, (b) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (c) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business),
(d) all obligations secured by a Lien on the property of such Person, whether or not such obligations shall have been assumed by such Person, (e) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn) and banker's acceptances issued for the account of such Person (including the Letters of Credit (as defined in the Senior Credit Agreement)), (f) all Hedging Obligations of such Person, (g) all Guarantee Liabilities of such Person and (h) all Indebtedness of any partnership of which such Person is a general partner; provided that "Indebtedness" does not include the Company's obligations to make the "Services Payments Earnout" to Eggers Family Partners, LP under the Construction,

Project Consulting, Technical and Financial Services Agreement dated as of June 1, 1998 between Cupertino and Eggers Family Partners, LP.

        "Indemnified Party" has the meaning assigned thereto in Section 14.01.

        "Initial Public Offering" means the initial Public Offering of Common Stock.

        "Interest Expense" means, for any period, (i) the consolidated interest expense of the Company and its Subsidiaries for such period (including all imputed interest on Capital Leases) minus (ii) consolidated interest income of the Company and its Subsidiaries for such period; provided that (x) for the Computation Period ending on the last day of the second fiscal quarter in 2000, Interest Expense will be calculated on the basis of interest expense for the three-month period ending on such day multiplied by 4, (y) for the Computation Period ending on the last day of the third fiscal quarter in 2000, Interest Expense will be calculated on the basis of interest expense for the six-month period ending on such day multiplied by 2 and (z) for the Computation Period ending on the last day of the fourth fiscal quarter in 2000, Interest Expense will be calculated on the basis of interest expense for the nine-month period ending on such day multiplied by 4/3.

        "Investment" means , relative to any Person, any investment in another Person, whether by acquisition of any debt or equity security, by making any loan or advance or by becoming obligated with respect to a Guarantee Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business).

        "Investor Rights Agreement" means the Investor Rights Agreement dated as of the date hereof, by and among the Company and the Purchasers, substantially in the form attached hereto as Exhibit C, as amended, supplemented or otherwise modified from time to time.

        "Judgments" has the meaning assigned thereto in Section 13.01(i).

        "Junior Indebtedness" has the meaning assigned thereto in Section 12.02.

        "Liabilities" has the meaning assigned thereto in Section 6.07.

        "Lien" means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person which secures payment or performance of any obligation and will include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

        "Losses" has the meaning assigned thereto in Section 14.01.

        "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the condition (financial or otherwise), operations, assets, business, properties or prospects of the Company, Oldco and their Subsidiaries taken as a whole, (b) a material impairment of the ability of the Company, Oldco or any Subsidiary of either to perform any of its obligations under any Transaction Document or Mergers and Redemptions Document, or (c) a material adverse effect or upon the legality, validity, binding effect or enforceability against the Company, Oldco or any Subsidiary of either of any Transaction Document or Mergers and Redemptions Document.

        "Mergers" has the meaning assigned thereto in the Statement of Purpose of this Agreement.

        "Mergers and Redemptions" has the meaning assigned thereto in the Statement of Purpose of this Agreement.

        "Mergers and Redemptions Documents" means all agreements and documents executed or delivered in connection with the Mergers and Redemptions, including, without limitation, the First Merger Agreement, the Second Merger Agreement, the Pre-Merger Redemptions Agreements and the Post-Merger Redemptions Agreements.

        "Multiemployer Pension Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Company, Oldco or any member of the Controlled Group may have any liability.

        "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making, or is accruing an obligation to make, or has made or accrued an obligation to make, contributions within the preceding six years.

        "Net Cash Proceeds" means, with respect to any Public Offering, the aggregate cash proceeds received by the Company or any Subsidiary thereof pursuant to such Public Offering, net of the direct costs relating to such issuance (including sales and underwriter's commissions and legal, accounting and investment banking fees).

        "Net Worth" means the Company's consolidated stockholders' equity.

        "Note" means any Senior Subordinated Note issued pursuant to this Agreement, as amended or supplemented from time to time, and "Notes" means each such Note, collectively.

        "Note Purchaser" has the meaning assigned thereto in the initial paragraph of this Agreement.

        "Note Register" has the meaning assigned thereto in Section 15.04(b).

        "Note Payoff and QPO Date" has the meaning assigned thereto in Section 8.01.

        "Oldco" has the meaning assigned thereto in the Statement of Purpose of this Agreement.

        "Participant" has the meaning assigned thereto in Section 15.04(c).

        "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

        "Pension Plan" means a "pension plan," as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan), and to which the Company, Oldco or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

        "Permitted Acquisitions" has the meaning assigned thereto in Section 10.01(c).

        "Permitted Disposition" has the meaning assigned thereto in Section
10.06.

        "Permitted Hedging Obligations" means all obligations (contingent or otherwise) of the Company or any Subsidiary thereof existing or arising under Hedging Agreements, provided that each of the following criteria is satisfied:
(a) such obligations are (or were) entered into by such Person in the ordinary course of business or pursuant to the Senior Credit Documents for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view," and (b) such Hedging Agreements do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party or (ii) any provisions creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under Section 12.1.1 of the Senior Credit Agreement).

        "Permitted Investments" has the meaning assigned thereto in Section
10.07.

        "Permitted Liens" has the meaning assigned thereto in Section 10.08.

        "Permitted Redemptions" has the meaning assigned thereto in the Statement of Purpose of this Agreement.

        "Person" means any individual, firm, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

        "Post-Merger Redemptions" has the meaning assigned thereto in the Statement of Purpose of this Agreement.

        "Post-Merger Redemptions Agreements" means the Repurchase Agreements, dated as of the date hereof, between the Company and each of Eugene Ravizza, Claranne Ravizza Long, the Claranne Ravizza Long Trust, the Ravizza Children's Trust II and the Ravizza Children's Trust III in the form attached hereto as Exhibit E that document the Post-Merger Redemptions.

        "Pre-Merger Redemptions" has the meaning assigned thereto in the Statement of Purpose of this Agreement.

        "Pre-Merger Redemptions Agreements" means the Redemption and Purchase Agreements, dated the date hereof, between Cupertino and Walter E. Ryley, between Cascade and each of Dennis Antweiler and Robert Sinek and between Electronics and each of Aaron Colton and David Duppong, in the form attached hereto as Exhibit F that document the Pre-Merger Redemptions.

        "Premium" has the meaning assigned thereto in Section 11.01.

        "Public Offering" means any underwritten primary public offering of any class or series of Capital Stock of the Company or any of its Subsidiaries pursuant to a registration statement declared effective under the Securities Act.

        "Purchased Capital Stock" means the shares of Capital Stock bought by the Purchasers pursuant to this Agreement on the Closing Date and any other shares of the Company's Capital Stock issued with respect to such shares (including pursuant to the Investor Rights Agreement (including Sections 3 and 7 thereof)).

        "Purchasers" has the meaning assigned thereto in the initial paragraph of this Agreement.

        "Qualified Public Offering" means a Public Offering resulting in Net Cash Proceeds in an amount equal to or greater than $50,000,000.

        "Ravizza Family" means Eugene A. Ravizza, such person's past and current spouses and his lineal descendants, trusts for the benefit of any of the foregoing, and charitable trusts or organizations who received their interest in the Company as a gift from or in connection with the death of any person who is deemed to be a member of the Ravizza Family under this definition..

        "RCRA" has the meaning assigned thereto in Section 6.15.

        "Redemption Notice" has the meaning assigned thereto in Section
11.03(b).

        "Regulatory Constraint" has the meaning assigned thereto in Section 9.02(c).

        "Regulatory Requirement" has the meaning assigned thereto in Section 9.02(c).

        "Related Person" means with respect to a specified individual, such individual's Family, such individual's Affiliates and all Affiliates of such individual's Family, and with respect to a specified Person other than an individual, any Affiliate of the specified Person and the Family of such Affiliates that are individuals.

        "Release" has the meaning specified in CERCLA and the term "Disposal" (or "Disposed") has the meaning specified in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning will apply as of the effective date of such amendment; and provided, further, that to the extent that the laws of a state wherein any affected property lies establish a meaning for "Release" or "Disposal" which is broader than is specified in either CERCLA or RCRA, such broader meaning will apply.

        "Required Equity Holders" means Holders holding at least a majority of the Warrant Securities and Purchased Capital Stock then outstanding, assuming for the purpose of this definition that all Warrants have been exercised.

        "Required Holders" means the Required Noteholders and the Required Equity Holders.

        "Required Noteholders" means Holders holding at least a majority of the aggregate principal balance of Notes then outstanding.

        "Requirements of Law" means, with respect to a Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

        "Ryley Family" means James S. Ryley and W. Eugene Ryley, the current and past spouses of such persons and the lineal descendants of such persons, trusts for the benefit of any of the foregoing and charitable trusts or organizations who received their interest in the Company as a gift from or in connection with the death of any person who is deemed to be a member of the Ryley Family under this definition.

        "Second Merger" has the meaning assigned thereto in the Statement of Purpose of this Agreement.

        "Second Merger Agreement" means the Merger Agreement among the Company, Cupertino, Cascade and Electronics dated as of the Closing Date in the form attached hereto as Exhibit G that documents the Second Merger.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

        "Selling Shareholders" has the meaning assigned thereto in the initial paragraph of this Agreement.

        "Senior Credit Agreement" means the Credit Agreement dated as of June 21, 2000 among the Company, the financial institutions party thereto and Bank of America, N.A., individually and as agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 10.11, together with any replacement or refinancing thereof in accordance with
Section 10.11.

        "Senior Credit Documents" means the Senior Credit Agreement and all other agreements and documents executed or delivered in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 10.11, together with any replacement or refinancing thereof in accordance with
Section 10.11.

        "Stockholders Agreement" means the Stockholders Agreement dated as of the date hereof, by and among the Company, the Purchasers and all other shareholders, substantially in the form attached hereto as Exhibit H, as amended, supplemented or otherwise modified from time to time.

        "Subsidiary" means, as to any Person, any other Person in which such Person owns, directly or indirectly, a majority of the Capital Stock of such other Person or has the power, directly or indirectly, to elect a majority of the members of the board of directors (or its equivalent) of such other Person.

        "TA" has the meaning assigned thereto in the initial paragraph of this Agreement.

        "Total Indebtedness" means all Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis, excluding (i) contingent obligations in respect of Guarantees (except to the extent constituting Guarantees in respect of Indebtedness of a Person other than the Company or any of its Subsidiary), (ii) Hedging Obligations and (iii) Indebtedness of the Company to its Subsidiaries and Indebtedness of the Company's Subsidiaries to the Company or to other Subsidiaries of the Company.

        "Total Indebtedness to EBITDA Ratio" means, as of the last day of any fiscal quarter, the ratio of (i) Total Indebtedness as of such day to (ii) EBITDA for the Computation Period ending on such day.

        "Transaction Documents" means, collectively, this Agreement, the Notes, the Warrants, the Shareholders Agreement and the Investor Rights Agreement.

        "Warrant Securities" means, collectively, the Warrants and any shares of Capital Stock of the Company issued upon exercise of the Warrants, and any other shares of the Company's Capital Stock issued with respect to such shares or otherwise pursuant thereto.

        "Warrants" means the warrants issued by the Company to the Purchaser on the closing Date pursuant to this Agreement, and any other warrants issued in replacement or substitution thereof.

        "Wholly-Owned Subsidiary" means, as to any Person, (a) any corporation 100% of whose Capital Stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

        1.02 Accounting Terms; Financial Statements. All accounting terms used herein not expressly defined in this Agreement shall have the respective meanings given to them in accordance with sound accounting practice. The term "sound accounting practice" means such accounting practice as, in the opinion of the independent certified public accountants regularly retained by the Company, conforms at the time to GAAP applied on a consistent basis except for changes with which such accountants concur. If any changes in accounting principles are hereafter occasioned by promulgation of rules, regulations, pronouncements or opinions of or are otherwise required by, the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), and any of such changes results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found herein, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to reflect fairly and equitably such changes, with the desired result that the criteria for evaluating the financial condition and results of operations of the Company shall be the same after such changes as if such changes had not been made; provided, that prior to any such amendments, compliance with the financial covenants contained herein shall continue to be determined in accordance with GAAP as in effect prior to such change.

                                   ARTICLE II

                     PURCHASE AND SALE OF NOTES AND WARRANTS

        2.01 Purchase and Sale of Notes, Warrants and Common Stock. Subject to the terms and conditions hereof, on the Closing Date (i) the Company will issue to each Purchaser purchasing Notes, and each such Purchaser will severally, not jointly, acquire from the Company, Notes in the aggregate principal amounts set forth opposite their names in Schedule 2.01 under the heading "Aggregate Principal Amount of Notes", (ii) the Company shall issue to each Purchaser purchasing Warrants, and each such Purchaser shall acquire from the Company, Warrants exercisable for the number of shares of Fully Diluted Common Stock set forth opposite their names in Schedule 2.01 under the heading "Warrants,", (iii) the Selling Shareholders will sell to each Purchaser purchasing Purchased Capital Stock from the Selling Shareholders, and each such Purchaser will severally, not jointly, acquire from the Selling Shareholders, the number of shares of Common Stock set forth opposite each Selling Shareholder's and Purchaser's name on Schedule 2.01 under the heading "Purchased Capital Stock," and (iv) the Company will issue to each Purchaser purchasing Purchased Capital Stock from the Company, and each such Purchaser will severally, not jointly, acquire from the Company, the number of shares of Common Stock set forth opposite the Company's and each Purchaser's name on Schedule 2.01 under the heading "Purchased Capital Stock". The Notes shall be substantially in the form of Exhibit A attached hereto, and the Warrants shall be substantially in the form of Exhibit B attached hereto, in each case, as appropriately completed in conformity herewith.

        2.02 Purchase Price. The aggregate purchase price of the Notes and the Warrants shall be Thirty-Five Million Dollars ($35,000,000.00) which shall be payable by the appropriate Purchasers on the Closing Date as attached in
Schedule 2.01. The aggregate purchase price of the Purchased Capital Stock shall be Forty Million Seven Hundred Twenty-One and 94/100 Dollars ($40,000,721.94) which shall be payable by the appropriate Purchasers on the Closing Date to the Selling Shareholders in the amounts set forth in Schedule 2.01.

        2.03 Original Issue Discount. The Company and the Purchasers acknowledge that under the regulations of the United States Department of Treasury, the issuance of the Notes and the Warrants for an aggregate, combined purchase price will result in the creation of "original issue discount" on the Notes equal to the value of the Warrants. After taking into account all relevant factors (including the fact that no public market for the Common Stock currently exists, the general condition of the financial markets at this time, the exercise price for shares of Common Stock issuable upon exercise of the Warrants, the nature of the rights provided for in the Warrants and all other matters concerning the transactions contemplated by this Agreement), the Company and the Purchasers agree that the aggregate original issue discount on the Notes (i.e., the aggregate value of the Warrants) is $2,610,590. Neither the Company nor the Purchasers will take any position for United States federal income tax purposes that is inconsistent with the provisions of this Section 2.03.

        2.04 Closing. Subject to the terms and conditions of this Agreement, the issuance and purchase of the Notes, the Warrants and the Purchased Capital Stock shall take place at the closing (the "Closing") to be held on June 21, 2000 or at such other time as the Company and the Purchasers may agree in writing (the "Closing Date"), at such location as the Company and the Purchasers may agree; provided, that in any event the Closing Date shall be on or before August 1, 2000. At the Closing, the Company shall execute and deliver to each Purchaser purchasing Notes and Warrants the Notes in the principal amounts and the Warrants exercisable for the number of shares set forth opposite such Purchaser's name on Schedule 2.01 against delivery to the Company by each Purchaser of the purchase price therefor, in the amount set forth by wire transfer of immediately available funds or by delivery of cashier's or certified check. At the Closing, each of the Selling Shareholders shall deliver to each Purchaser purchasing Purchased Capital Stock from the Selling Shareholders the number of shares of Common Stock set forth next to such Selling Shareholder's and such Purchaser's name on Schedule 2.01, together with appropriately executed stock powers for transfer to each Purchaser, against delivery to such Selling Shareholder of the purchase price thereof, in the amount set forth next to such Selling Shareholder's and such Purchaser's name in Schedule 2.01 under the heading "Price for Purchased Capital Stock." At the Closing, the Company shall deliver to each Purchaser purchasing Purchased Capital Stock from the Company the number of shares of Common Stock set forth next to the Company's and such Purchaser's name on Schedule 2.01 against delivery to the Company of the purchase price therefor, in the amount set forth next to the Company's and such Purchaser's name in Schedule 2.01. The Company, the Purchasers and the Selling Shareholder hereby agree that the Closing shall not occur with respect to any of such parties, and therefore no such party shall have any obligations hereunder, unless and until each of such parties performs its obligations in this Article II.

                                   ARTICLE III

                          CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE

        The obligation of the Purchasers to purchase the Notes, Warrants and the Purchased Capital Stock, to pay the purchase price therefor at the Closing and to perform any obligations hereunder, shall be subject to the satisfaction as reasonably determined by the Purchasers of the following conditions on or before the Closing Date:

        3.01 Representations and Warranties. The representations and warranties contained in Article V and Article VI hereof shall be true and correct in all respects on and as of the Closing Date as if made on and as of such date.

        3.02 Compliance with this Agreement. The Company shall have performed and complied with all of the agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

        3.03 Officer's Certificate. Each Purchaser shall have received a certificate dated as of the Closing Date from the chief executive officer and chief financial officer of the Company, in form and substance satisfactory to such Purchaser, to the effect that (a) all representations and warranties of the Company contained in this Agreement are true, correct and complete in all respects, (b) the Company is not in violation of any of the covenants contained in this Agreement and (c) all conditions precedent to the Closing of this Agreement to be performed by the Company have been duly performed.

        3.04 Secretary's Certificates. Each Purchaser shall have received a certificate from the Company, Oldco and each of their Subsidiaries dated as of the Closing Date, immediately before the First Merger or immediately before the Second Merger, as applicable, and signed by the Secretary or an Assistant Secretary of the Company, Oldco and each of their Subsidiaries certifying (a) that the attached copies of the Company Charter Documents (including the Certificate of Incorporation certified by the Delaware Secretary of State), and the articles of incorporation (certified by the California Secretary of State) and bylaws of Oldco, Cupertino, Cascade and Electronics, the resolutions of the Boards of Directors of the Company, Oldco and each of their Subsidiaries approving, as applicable, this Agreement, the Transaction Documents, the Senior Credit Documents, the Mergers and Redemptions Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect, (b) as to the incumbency and specimen signature of each officer of the Company, Oldco and each of their Subsidiaries executing any Transaction Document, any Senior Credit Document or any Mergers and Redemptions Document and any other document delivered in connection herewith or therewith on behalf of the Company or any of its Subsidiaries and (c) that attached are certificates of a recent date attesting to the good standing of the Company, Oldco and each of their Subsidiaries in the jurisdiction of such Person's incorporation and, except with respect to the Company, in each other state in which such Person is transacting business and each such Person remains in good standing in the jurisdiction of its incorporation and, except with respect to the Company, each other state in which such Person is transacting business.

        3.05 Transaction Documents; Mergers and Redemptions Documents; Senior Credit Documents. Each Purchaser shall have received true, complete and correct copies of the Transaction Documents, the Mergers and Redemptions Documents, the Senior Credit Documents and such other documents as it may reasonably request in connection therewith, all in form and substance satisfactory to such Purchaser.

        3.06 Financial Matters.

        (a) Financial Statements. Each Purchaser shall have received copies of the financial statements referred to in Section 6.05.

        (b) Pro Forma and Projected Financial Statements. Each Purchaser shall have received (i) an estimated pro forma unaudited balance sheet of the Company and each of its Subsidiaries as of the Closing Date adjusted to give effect to the issuance of the Notes and the Warrants, the sale of the Purchased Capital Stock, the Mergers and Redemptions and the other transactions contemplated to occur on the Closing Date pursuant to the Transaction Documents, the Mergers and Redemptions Documents, the Senior Credit Documents and the application of the proceeds of the Notes and (ii) pro forma projected consolidated financial statements (including balance sheets and statements of operations and cash flow) reflecting the forecasted consolidated financial condition and results of operations of the Company and each of its Subsidiaries for the six month period commencing July 1, 2000 and on an annual basis for the period commencing January 1, 2001 and ending on December 31, 2002, prepared by the Company and adjusted to give effect to the issuance of the Notes and the Warrants, the sale of the Purchased Capital Stock, the Mergers and Redemptions and the other transactions contemplated to occur on the Closing Date pursuant to the Transaction Documents, the Mergers and Redemptions Documents, the Senior Credit Documents and the application of the proceeds of the Notes, which pro forma unaudited balance sheet and pro forma projected consolidated financial statements shall be in form and substance satisfactory to such Purchaser.

        (c) Payment at Closing. There shall have been paid by the Company to each Purchaser any accrued and unpaid fees due such Purchaser (including, without limitation, all reasonable legal fees and expenses required to be paid pursuant to Section 15.16 (but subject to any limitation set forth therein), and the funding fees payable pursuant to Section 15.17), and to any other Person such amount as may be due, including all taxes, fees and other charges then due in connection with the execution, delivery, recording, filing and registration of any of the Transaction Documents, Mergers and Redemptions Documents or Senior Credit Documents.

        3.07 Contracts. Each Purchaser shall have received copies of all contracts and agreements listed in Schedules 6.32(a), 6.32(b), 6.34(a) and 6.34(b) to which the Company will be a party immediately after the Closing Date, each as originally executed and delivered by the parties thereto and as in effect on the Closing Date.

        3.08 Purchase Permitted by Applicable Laws. The acquisition of and payment for the Notes, the Warrants and the Purchased Capital Stock, as the case may be, to be acquired by each Purchaser hereunder and the consummation of the transactions contemplated hereby and the Mergers and Redemptions (a) shall not be prohibited by any Requirement of Law and (b) shall not subject such Purchaser to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law.

        3.09 Consents and Approvals. All consents, exemptions, authorizations or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and, except as disclosed on Schedule 3.09, with respect to Contractual Obligations required to be disclosed on Schedule 6.32(a), 6.32(b), 6.34(a) or 6.34(b)
of the Company, Oldco and each of their Subsidiaries required in connection either with the execution, delivery or performance by the Company, Oldco and each of their Subsidiaries of or the performance by the Company, Oldco and each of their Subsidiaries of their obligations under this Agreement, the other Transaction Documents, the Senior Credit Documents and the Merger and Redemptions Documents or with the business and operations of the Company, Oldco and their Subsidiaries shall have been obtained and be in full force and effect, and each Purchaser shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

        3.10 Investor Rights Agreement. The Investor Rights Agreement shall have been duly executed and delivered by each of the parties thereto.

        3.11 The Mergers and Redemptions. The Mergers and Redemptions (other than the Post-Merger Redemptions) shall have occurred and each Purchaser shall have been furnished satisfactory evidence thereof. All actions necessary to complete the Post-Merger Redemptions immediately after the Closing pursuant to the terms and conditions of the Post-Merger Redemptions Documents shall have been taken, without the waiver of any conditions precedent thereto required to be performed on or prior to the consummation of the transactions contemplated thereby, or any waiver of any terms thereof.

        3.12 [INTENTIONALLY RESERVED]

        3.13 Opinion of Counsel. The Purchaser shall have received an opinion of Farella Braun & Martel LLP, counsel to the Company and the Selling Shareholders, dated the Closing Date and in substantially the form attached hereto as Exhibit I hereto.

        3.14 Disbursement Instructions. The Purchasers shall have received written instructions from the Company and the Selling Shareholders directing the payment of the purchase price of the Notes, the Warrants and the Purchased Capital Stock.

        3.15 Other Documents. The Company shall have delivered to each Purchaser such other documents, certificates and opinions as such Purchaser or its counsel may reasonably request.

        3.16 Senior Credit Facility. The transactions contemplated by the Senior Credit Documents (other than the initial extension of credit thereunder) shall have been consummated pursuant to the terms and conditions of the Senior Credit Documents, without the waiver of any conditions precedent thereto required to be performed on or prior to the consummation of the transactions contemplated thereby, or any waiver of any terms thereof and immediately after each Purchaser's purchase of the Notes, the Lenders (as defined in the Senior Credit Agreement) shall be obligated to provide cash proceeds to the Company from term loans of not less than $65,000,000 and to provide a committed revolving credit facility to the Company of not less than $75,000,000 all of which shall be available on the Closing Date on the terms and conditions of the Senior Credit Documents, after giving effect to the transactions under the Transaction Documents and the Mergers and Redemptions Documents contemplated to occur on the Closing Date.

        3.17 [INTENTIONALLY RESERVED]

        3.18 No Proceedings. There shall be no legal actions, suits, proceedings, claims or disputes pending or threatened, at law, in equity, in arbitration or before any Governmental Authority against or affecting any Purchaser, the Company, Oldco or any of their Subsidiaries or any Selling Shareholder (a) which affects the legality, validity or enforceability of this Agreement, any other Transaction Document, any Senior Credit Document or any Mergers and Redemptions Document or which seeks to obtain damages or obtain relief as a result of, the transactions contemplated by this Agreement, any other Transaction Document, any Senior Credit Document or any Mergers and Redemptions Document or (b) which could reasonably be expected to have a Material Adverse Effect. There shall not have been any injunction, writ, temporary restraining order, decree or any order of any nature issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any of the other Transaction Documents, any Senior Credit Document or any Mergers and Redemptions Document.

        3.19 SBA Documents and Information. The Company shall have executed and delivered to BancAmerica forms and information required by the rules and regulations of the United States Small Business Administration, including, without limitation, a Size Status Declaration on SBA Form 480 and an Assurance of Compliance on SBA Form 652 and information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031 and a letter agreement with respect to compliance by the Company and its Subsidiaries with the rules and regulations of the United States Small Business Administration.

        3.20 Stockholders Agreement. The Stockholders Agreement shall have been duly executed and delivered by the Company and each of the stockholders of the Company immediately prior to the Closing.

        3.21 Director Indemnification Agreements. A Director's Indemnification Agreement, substantially in the form of Exhibit J, shall have been signed by the Company and each director of the Company and Ann B. Hayes and Roger Kafker (who both will become directors three days after the Closing Date).

        3.22 Insurance. Each Purchaser shall have received certificates of insurance evidencing the existence of all insurance required to be maintained by the Company and its Subsidiaries pursuant to Section 9.01(c) hereof.

        3.23 Non-Solicitation and Confidentiality Agreements. A Non-Solicitation and Confidentiality Agreement, substantially in the form of Exhibit K, shall be signed by the Company and each of Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long and Walter E. Ryley.

        3.24 Shareholder Agreements Terminations. The Purchasers shall have received satisfactory evidence of the termination prior to the Mergers and Redemptions of:

        (a) the Stock Purchase Agreement, dated December 27, 1994, among Oldco, Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, Richard L. Collins, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (b) the Stock Purchase Agreement, dated January 1, 1985, between Cupertino and W. Eugene Ryley;

        (c) the Stock Purchase Agreement, dated January 1, 1985, between Cupertino and Claranne Ravizza Long;

        (d) the Stock Purchase Agreement, dated July 11, 1988, between Cascade Controls, Inc. and Dennis Antweiler;

        (e) the Stock Purchase Agreement, dated December 29, 1989, between Cascade Controls, Inc. and Robert L. Sinek;

        (f) the Stock Purchase Agreement, dated February 19, 1992, between Cupertino Electronics, Inc. and Aaron F. Colton;

        (g) the Stock Purchase Agreement, dated June 5, 1989, between Cupertino Electronics, Inc. and Aaron F. Colton; and

        (h) the Stock Purchase Agreement, dated December 28, 1997, between Cupertino Electronics, Inc. and David Duppong.

                                   ARTICLE IV

                          CONDITIONS TO THE OBLIGATION
              OF THE COMPANY AND THE SELLING SHAREHOLDERS TO CLOSE

        The obligations of the Company to issue and sell the Notes and to issue the Warrants to a Purchaser and the obligations of the Selling Shareholders to sell the Purchased Capital Stock to a Purchaser, and the obligations of the Company and the Selling Shareholders to perform their other respective obligations hereunder with respect to such Purchaser, shall be subject to the satisfaction as determined by the Company and the Selling Shareholders of the following conditions on or before the Closing Date:

        4.01 Representations and Warranties. The representations and warranties of such Purchaser contained in Article VII hereof shall be true and correct in all respects on and as of the Closing Date as of made on and as of such date.

        4.02 Compliance with this Agreement. Such Purchaser shall have performed and complied in all respects with all of its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchaser on or before the Closing Date.

        4.03 Issuance Permitted by Requirements of Laws. The issuance of the Notes and the Warrants by the Company, the sale of the Purchased Capital Stock by the Selling Shareholders and the consummation of the transactions contemplated hereby (a) shall not be prohibited by any Requirement of Law and
(b) shall not subject the Company or such Purchaser to any penalty or, in its reasonable judgment, other onerous condition under or pursuant to any Requirement of Law.

        4.04 Consents and Approvals. All consents, exemptions, authorizations or other actions by, or notices to, or filings with, Governmental Authorities and other Persons in respect of all Requirements of Law and Contractual Obligations of such Purchaser required in connection with the execution, delivery or performance by such Purchaser or enforcement against such Purchaser of this Agreement shall have been obtained and be in full force and effect, and the Company shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions.

        4.05 Senior Credit Facility. The transactions contemplated by the Senior Credit Documents (other than the initial extension of credit thereunder) shall have been consummated pursuant to the terms and conditions of the Senior Credit Documents, without the waiver of any conditions precedent thereto require to be performed on or prior to the consummation of the transactions contemplated thereby, or any waiver of any terms thereof and immediately after the Purchasers' purchase of the Notes, the Lenders (as defined in the Senior Credit Agreement) shall be obligated to provide cash proceeds to the Company from term loans of not less than $65,000,000 and to provide a committed revolving credit facility to the Company of not less than $75,000,000 all of which shall be available on the Closing Date on the terms and conditions of the Senior Credit Documents, after giving effect to the transactions under the Transaction Documents and the Mergers and Redemptions Documents contemplated to occur on the Closing Date.

        4.06 No Proceedings. There shall be no legal actions, suits, proceedings, claims or disputes pending or threatened, at law, in equity, in arbitration or before any Governmental Authority against such Purchaser, the Company, Oldco or any of their Subsidiaries or any Selling Shareholder (a) which affects the legality, validity or enforceability of this Agreement, any other Transaction Document, any Senior Credit Document or any Mergers and Redemptions Document or which seeks to obtain damages or obtain relief as a result of, the transactions contemplated by this Agreement, any other Transaction Document, any Senior Credit Document or any Mergers and Redemptions Document or (b) which could reasonably be expected to have a Material Adverse Effect. There shall not have been any injunction, writ, temporary restraining order, decree or any order of any nature issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement, any of the other Transaction Documents, any Senior Credit Document or any Mergers and Redemptions Document.

        4.07 Stockholders Agreement. The Stockholders Agreement shall have been duly executed and delivered by each of the Purchasers.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                       REGARDING THE SELLING SHAREHOLDERS

        Each Selling Shareholder hereby severally represents and warrants to each Purchaser of the Purchased Capital Stock as follows:

        5.01 Authority. Such Selling Shareholder has full power, authority and legal capacity to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Selling Shareholder, enforceable against him in accordance with the terms of this Agreement.

        5.02 No Conflict. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereby will, with or without notice or lapse of time, (a) if such Selling Shareholder is a trust, violate or conflict with such Selling Shareholder's trust agreement or other constituent documents, (b) violate any Requirement of Law to which such Selling Shareholder or any of his Purchased Capital Stock is subject, (c) violate, conflict with, result in a breach of, constitute a default under, result in the acceleration of or give any Person the right to accelerate the maturity or performance of, or to cancel, terminate, modify, or exercise any remedy under, any Contractual Obligation of such Selling Shareholder or (d) result in the imposition of any Lien on any of such Selling Shareholder's Purchased Capital Stock. Such Selling Shareholder need not obtain any consent, exemption, authorization or other action by, or make any notice to or filing with any Person in order to consummate or perform the transactions contemplated by this Agreement.

        5.03 No Brokers' Fees. Such Selling Shareholder has no obligation to pay, or Liability for, any fee or commission to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Purchaser or the Company or any of its Subsidiaries could become obligated or liable.

        5.04 Shares. Such Selling Shareholder holds of record and owns beneficially the number of shares of Common Stock set forth next to his name in
Schedule 5.04, free and clear of any Lien or restriction on transfer (other than any restriction under the Securities Act or any state securities law) and such Common Stock is the only Capital Stock of the Company or any of its Subsidiaries held of record or beneficially owned by him. Such Selling Shareholder is not a party to any option, warrant, purchase right, right of first refusal or other Contractual Obligation (other than this Agreement) that could require him to sell, transfer or otherwise dispose of any Capital Stock of the Company or any of its Subsidiaries. Such Selling Shareholder is not a party to any voting trust, proxy or other Contractual Obligation relating to the voting of any Capital Stock of the Company or any of its Subsidiaries. On the Closing Date, after the consummation of the transactions contemplated by this Agreement, each Purchaser will have good and valid title to such Selling Shareholder's Purchased Capital Stock listed next to such Purchaser's name on Schedule 2.01(a), free and clear of any Lien or restriction on transfer (other than the Securities Act or any state securities law).

        5.05 Absence of Proceedings. There is not any legal action, suit, proceeding, claim or dispute pending or, to the knowledge of such Selling Shareholder, threatened that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with the transactions contemplated by this Agreement and the other Transaction Documents.

                                   ARTICLE VI

                               REPRESENTATIONS AND
                        WARRANTIES REGARDING THE COMPANY

        The Company hereby represents and warrants to each Purchaser as follows:

        6.01 Corporate Existence and Power Organization. Immediately before the First Merger, the Company, Oldco and each of their Subsidiaries was, immediately before the Second Merger, the Company and each of its Subsidiaries was, and the Company is, and immediately after the Post-Merger Redemptions will be, a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; and immediately before the First Merger, the Company, Oldco and each of their Subsidiaries was, immediately before the Second Merger, the Company and each of its Subsidiaries was, and each of the Company and each Subsidiary thereof is, and immediately after the Post-Merger Redemptions will be, duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

        6.02 Authorization; No Conflict. (a) Immediately before the First Merger, the Company, Oldco and each of their Subsidiaries was, immediately before the Second Merger, the Company and each of its Subsidiaries was, and the Company is and immediately after the Post-Merger Redemptions will be duly authorized to execute and deliver each Transaction Document, Senior Credit Document and Mergers and Redemptions Document to which it is a party, the Company is duly authorized to issue the Notes and the Warrants and each of the Company, Oldco and each of their Subsidiaries is duly authorized to perform its obligations under each Transaction Document, Senior Credit Document and Mergers and Redemptions Document to which it is a party. The execution, delivery and performance by the Company of this Agreement and by each of the Company, Oldco and each of their Subsidiaries of each Transaction Document, Senior Credit Document and Mergers and Redemptions Documents to which it is a party, and the consummation of the transactions hereunder and thereunder, did not, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of the Company, Oldco or any of their Subsidiaries, or (iii) except as disclosed on Schedule 3.09 any agreement, indenture, instrument or other document required to be disclosed on
Schedule 6.32(a), 6.32(b), 6.34(a) or 6.34(b), or any judgment, order or decree, which is binding upon the Company, Oldco or any of their Subsidiaries or any of their respective properties or (c) require, or result in the creation or imposition of any Lien on any asset of the Company, Oldco or any of their Subsidiaries (other than Liens in favor of the Agent (as defined in the Senior Credit

Agreement) created pursuant to the Collateral Documents (as defined in the Senior Credit Agreement)).

        (b) Except as disclosed in Schedule 6.02(b) each of the Company, Oldco and their Subsidiaries immediately before both the First Merger and the Second Merger, at the Closing Date and immediately after the Post-Merger Redemptions
(i) had, has and will have all Governmental Approvals required under any Requirement of Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the Company's knowledge, threatened attack by direct or collateral proceeding, (ii) was, is and will be in compliance with each Governmental Approval applicable to it and in compliance with all other Requirements of Law relating to it or any of its respective properties and (iii) had, has and will have timely filed all material reports, documents and other materials required to be filed by it under any Requirement of Law with any Governmental Authority and had, has and will have retained all material records and documents required to be retained by it under any Requirement of Law.

        6.03 Governmental Authorization; Third Party Consents. Except as contemplated by the Transaction Documents, except as disclosed on Schedule 3.09 and except to the extent previously and duly obtained or made and in full force and effect, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law or Contractual Obligation, and no lapse of a waiting period under any Requirement of Law or Contractual Obligation is necessary or required in connection with the execution, delivery or performance by the Company, Oldco and each of their Subsidiaries or enforcement against the Company, Oldco and each of their Subsidiaries of this Agreement, the other Transaction Documents, the Senior Credit Documents and the Mergers and Redemptions Documents to which such Person is a party or the transactions contemplated hereby or thereby.

        6.04 Validity and Binding Nature. Each of this Agreement and each other Transaction Document, Senior Credit Document and Mergers and Redemptions Document to which the Company, Oldco or any of their Subsidiaries is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors' rights generally and to general principles of equity.

        6.05 Financial Condition.

        (a) The audited consolidated financial statements of Oldco and its Subsidiaries as at December 31, 1999 and the unaudited consolidated financial statements of Oldco and its Subsidiaries as at March 31, 2000, copies of each of which have been delivered to each Purchaser, were prepared in accordance with GAAP (subject in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) applied on a consistent basis (subject to the changes in accounting methods noted in the notes to such December 31, 1999 audited consolidated financial statements) and present fairly the consolidated financial condition of Oldco and its Subsidiaries as at such dates and the results of their operations for the periods then ended. The unaudited consolidated financial statements of Oldco and its Subsidiaries as at April 30, 2000 and May 31, 2000, copies of each of which are attached hereto as Schedule 6.05(a)(1), were prepared in accordance with GAAP applied on a consistent basis (except as set forth on Schedule 6.05(a)(2)) and present fairly the consolidated financial condition of Oldco and its Subsidiaries as at such dates and the results of their operations for the periods then ended.

        (b) Except as disclosed in Schedule 6.05(b), the financial projections of the Company delivered pursuant to Section 3.06(b) were prepared by the Company and its Subsidiaries on a basis consistent with the financial statements, in good faith on the basis of information and assumptions that the Company and its senior management believed to be reasonable as of the date of such projections and such assumptions are reasonable as of the Closing Date, (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and that no assurance can be given that the projections will be realized).

        (c) Except as disclosed in Schedule 6.05(c), the estimated pro forma unaudited consolidated balance sheet of the Company as of the Closing Date, adjusted to give effect to the issuance of the Notes and the Warrants, the purchase of the Purchased Capital Stock and the other transactions contemplated to occur on the Closing Date pursuant to the Transaction Documents, the Senior Credit Documents and the Mergers and Redemptions Documents and the application of the proceeds of the Notes, as prepared by the Company and delivered to the Purchasers pursuant to Section 3.06(b), presents a good faith estimate of the pro forma financial condition of the Company and its Subsidiaries (after giving effect to the above referenced adjustments) and has been prepared in accordance with GAAP consistently applied.

        (d) The Company's, Oldco's and each of their Subsidiaries' books and records (including all financial records, business records, customer lists, referral source lists and records pertaining to services or products delivered to customers) (i) are complete and correct in all respects and all transactions to which such Person is or has been a party are accurately reflected therein,
(ii) reflect all discounts, returns and allowances granted by such Person with respect to the periods covered thereby, (iii) have been maintained in accordance with customary and sound business practices in such Person's industry, (iv) form the basis for the financial statements and (v) accurately reflect the assets, liabilities, financial position, results of operations and cash flows of such Person. All computer-generated reports and other computer output included in such Person's books and records are complete and correct and were prepared in accordance with sound business practices based upon authentic data. Such Person's management information systems are adequate for the preservation of relevant information and the preparation of accurate reports.

        6.06 No Material Adverse Change. Since December 31, 1999, there has been no material adverse change in the condition (financial or otherwise), operations, assets, business, properties or prospects of the Company, Oldco and their Subsidiaries taken as a whole.

        6.07 Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to the Company's knowledge, threatened against the Company, Oldco or any Subsidiary of either which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 6.07. Except as set forth on Schedule 6.07 or permitted by
Section 10.03, neither the Company, Oldco nor any of their Subsidiaries has any liability, obligation or commitment of any kind or nature, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due (each a "Liability") (and no basis exists for any Liability of the Company, Oldco or any of their Subsidiaries), except for (a) Liabilities reflected or reserved against on the March 31, 2000 balance sheet and (b) current Liabilities incurred in the ordinary course of business since March 31, 2000 (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of a Contractual Obligation, breach of warranty, tort, infringement, or violation of a Requirement of Law).

        6.08 Ownership of Properties; Liens. The Company owns good and, in the case of real property, marketable title to all of the properties and assets it purports to own (including the assets owned by Oldco, Cupertino, Cascade and Electronics immediately before the Mergers), real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 10.08.

        6.09 ERISA.

        (a) The execution and delivery of this Agreement, each of the other Transaction Documents, the Senior Credit Documents and the Mergers and Redemptions Documents, the purchase and sale of the Notes, the Warrants and the Purchased Capital Stock hereunder and the consummation of the transactions contemplated hereby and thereby will not result in any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code or any other violations of ERISA or any other Requirement of Law related thereto.

        (b) During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Company of any material liability, fine or penalty.

        (c) All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Company, Oldco or any other member of the Controlled Group under the terms of the plan or any collective bargaining agreement or by any Requirement of Law; neither the Company, Oldco nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, the consummation of the Mergers and Redemptions and the other transactions contemplated hereby will not result in the Company's incurring any withdrawal liability under any such plan and no condition has occurred which, if continued, might result in a withdrawal or partial withdrawal from any such plan; and neither the

Company, Oldco nor any member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or of the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

        6.10 Investment Company Act. Neither the Company, Oldco nor any Subsidiary of either is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

        6.11 Public Utility Holding Company Act. Neither the Company, Oldco nor any Subsidiary of either is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Company Act of 1935.

        6.12 Use of Proceeds. No part of the proceeds of the Notes or the Warrants will be used for any purpose which violates, or which would be inconsistent with, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

        6.13 Taxes. Except as set forth on Schedule 6.13, each of the Company, Oldco, and each Subsidiary thereof of either has filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

        6.14 Solvency, etc. Immediately before both the First Merger and the Second Merger, currently, immediately after the Post-Merger Redemptions and immediately prior to and after giving effect to the issuance of the Notes and the Warrants and the use of the proceeds thereof, (i) the Company, Oldco and each of their Subsidiaries will each have assets (tangible and intangible) having a value, both at fair valuation and at present fair salable value, in excess of its debts (including contingent, subordinated, disputed, unmatured and unliquidated liabilities) and (ii) the Company, Oldco and their Subsidiaries taken as a whole, will be solvent, will be able to pay their debts as they mature, and will have capital which is not unreasonably small to carry on its business as then constituted.

        6.15 Environmental Matters.

        (a) No Violations. Except as set forth on Schedule 6.15, neither the Company, Oldco nor any Subsidiary of either, nor any operator of the Company's, Oldco's or any of their Subsidiary's properties, is in violation, or alleged violation, of any judgment, decree, order, law, permit, license, rule or regulation pertaining to environmental matters, including those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 or any other Environmental Law.

        (b) Notices. Except as set forth on Schedule 6.15 and for matters arising after the Closing Date, neither the Company, Oldco nor any Subsidiary of either has received notice from any third party, including any Federal, state or local governmental authority: (i) that any one of them has been identified by the U.S. Environmental Protection Agency as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substance as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) or any toxic substance, oil or hazardous material or other chemical substance regulated by any Environmental Law (all of the foregoing "Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a Federal, state or local agency or other third party has conducted a remedial investigation, removal or other response action pursuant to any Environmental Law; (iii) that the Company, Oldco or any Subsidiary of either must conduct a remedial investigation, removal, response action or other activity pursuant to any Environmental Law; or (iv) of any Environmental Claim.

        (c) Handling of Hazardous Substances. Except as set forth on Schedule 6.15, (i) no portion of the real property or other assets of the Company, Oldco or any Subsidiary of either has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on such properties; (ii) in the course of any activities conducted by the Company, Oldco, any Subsidiary of either or the operators of any real property of the Company, Oldco or any Subsidiary of either, no Hazardous Substances have been generated or are being used on such properties except in accordance in all material respects with applicable Environmental Laws; (iii) there have been no Releases or threatened Releases of Hazardous Substances on, upon, into or from any real property or other assets of the Company, Oldco or any Subsidiary of either; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of the real property or other assets of the Company, Oldco or any Subsidiary of either which, through soil or groundwater contamination, may have come to be located on, and which might reasonably be expected to have a material adverse effect on the value of, the real property or other assets of the Company, Oldco or any Subsidiary of either; and (v) any Hazardous Substances generated by the Company, Oldco and their Subsidiaries have been transported offsite only by properly licensed carriers and delivered only to treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are operating in compliance in all material respects with such permits and applicable Environmental Laws.

        6.16 Insurance. Set forth on Schedule 6.16 is a complete and accurate summary of the property and casualty insurance program of the Company and its Subsidiaries as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving the Company or any Subsidiary). Such insurance is of a scope and amount customary and reasonable for the businesses in which the Company, Oldco and their

Subsidiaries have engaged. The Company, Oldco and each of their Subsidiaries is in compliance with all obligations relating to insurance created by Requirements of Law or any Contractual Obligation.

        6.17 Real Property. Set forth on Schedule 6.17 is a complete and accurate list, as of the Closing Date, of the addresses of all real property owned, leased or otherwise used or occupied by the Company, Oldco or any Subsidiary of either, together with, in the case of leased property, the name and mailing address of the lessor of such property. The leasehold interest of the Company, Oldco or their Subsidiaries with respect to each parcel of leased real property is free and clear of all Liens, except Permitted Liens. Except for the sublease by the Company of 653 and 657 Harrison Street, San Francisco, California, neither the Company, Oldco nor any of their Subsidiaries is a sublessor of, or has assigned any lease covering, any parcel of leased real property identified on Schedule 6.17. Leasing commissions or other brokerage fees due from or payable by the Company, Oldco or any of their Subsidiaries with respect to any lease of real property identified on Schedule 6.17 have been paid in full. Neither the Company, Oldco nor any of their Subsidiaries is a party to or bound by any Contractual Obligation (including any option) for the purchase of any real estate interest or any Contractual Obligation for the lease to the Company, Oldco or any of their Subsidiaries of any real estate interest not currently in possession of the Company, Oldco or any of their Subsidiaries.

        6.18 Information. All quarterly and annual, and commencing in April of fiscal year 2001, monthly financial statements hereafter furnished by the Company will be prepared in accordance with GAAP (subject in the case of unaudited statements, to the absence of footnotes and to normal year-end adjustments) applied on a consistent basis (subject to any future changes in accounting methods noted therein and recommended by the accountants to the Company) and will present fairly the consolidated financial condition of the Company and its Subsidiaries, as the case may be, as at the dates and the results of their operations for the periods stated. All financial projections hereafter furnished by the Company will be prepared by the Company and its Subsidiaries, as the case may be, in good faith on the basis of information and assumptions that the Company and its senior management believe to be reasonable as of the date of such projections (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and no assurance can be given that the projections will be realized and actual results during the period or periods covered by any such projections and forecasts). All other information heretofore furnished in writing by the Company, Oldco or any Subsidiary of either to any Purchaser for purposes of or in connection with the Transaction Documents and the transactions contemplated thereby is true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made, except, in both cases, to the extent such information has been modified or superceded by subsequent written information furnished to the Holders by the Company, Oldco or any of their Subsidiaries (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and no assurance can be given that the projections will be realized and actual results during the period or periods covered by any such projections may differ from projected or forecasted results). All information contemporaneously herewith furnished in writing by the Company, Oldco or any Subsidiary of either to the Holders for purposes of or in connection with the Transaction Documents and the transactions contemplated thereby is, and all other written information hereafter furnished by or on behalf of the Company, Oldco or any Subsidiary thereof to the Holders pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and no assurance can be given that the projections will be realized and actual results during the period or periods covered by any such projections may differ from projected or forecasted results).

        6.19 Intellectual Property. The Company owns and possesses or has a license or other rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights and other intellectual property rights as are necessary for the conduct of the business of the Company without any infringement upon rights of others. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights. Each such right owned or used by the Company, Oldco or any of their Subsidiaries immediately before the Mergers and Redemptions will be owned or available for use by the Company on identical terms and conditions immediately after the Post-Merger Redemptions. To the knowledge of the Company, no third party is infringing upon any intellectual property right of the Company.

        6.20 Burdensome Obligations; Disclosure. Neither the Company, Oldco nor any Subsidiary of either is a party to any Contractual Obligation or subject to any corporate or partnership restriction which might reasonably be expected to have a Material Adverse Effect. There is no other fact known to the Company which the Company has not disclosed to the Purchasers in writing which has had or could reasonably be expected to have a Material Adverse Effect.

        6.21 Labor Matters. Except as set forth on Schedule 6.21, neither the Company, Oldco nor any Subsidiary of either is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving the Company, Oldco or any Subsidiary of either. Hours worked by and payment made to employees of the Company, Oldco and their Subsidiaries are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters. Neither the Company, Oldco nor any of their Subsidiaries has committed any unfair labor practice. To the knowledge of the Company, no employee of the Company, Oldco or any of their Subsidiaries is subject to any Contractual Obligation that (A) restricts or limits in any way the scope or type of work in which the employee may be engaged other than for the benefit of the Company, Oldco or any of their Subsidiaries or (B) requires the employee to transfer, assign or disclose information concerning the employee's work to anyone other than the Company, Oldco or any of their Subsidiaries. To the knowledge of the Company, no officer, key employee or group of employees of the Company, Oldco or any of their Subsidiaries has any plans to terminate employment with such Person.

        6.22 No Default. No Event of Default or circumstance that with notice or passage of time or both would constitute an Event of Default exists or would result from the incurring by the Company of any Indebtedness hereunder.

        6.23 [INTENTIONALLY RESERVED].

        6.24 [INTENTIONALLY RESERVED].

        6.25 Accounts Receivable. All accounts receivable of the Company,
Oldco and each of their Subsidiaries (collectively, the "Accounts Receivable") represent valid obligations arising from products or services actually sold by the Company, Oldco or one of their Subsidiaries in the ordinary course of business. The Accounts Receivable are current and collectible in accordance with their terms net of a reserve of $728,975. Except as set forth on Schedule 6.25, there is no contest, claim, or right to set-off, other than returns in the ordinary course of business, under any Contractual Obligation with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.


        6.26 Capitalization. The authorized Capital Stock of the Company,
Oldco and each of their Subsidiaries and the issued and outstanding shares thereof and reserved shares thereof (including the record and beneficial owners thereof) immediately before the First Merger, immediately before the Pre-Merger Redemptions, immediately before the Second Merger, immediately before the Closing, immediately after the Closing and immediately after the Post-Merger Redemptions were, are or will be as described on Schedule 6.26. At each such time, all outstanding shares of Capital Stock of the Company, Oldco and each of their Subsidiaries are, were or will be, as the case may be, duly authorized and validly issued, fully paid, nonassessable and free and clear of any Lien created by the Company, Oldco or any of their Subsidiaries. The Purchased Capital Stock issued by the Company to the Purchasers is duly authorized, fully paid, nonassessable and free and clear of any Lien. The Common Stock to be issued upon exercise of the Warrants will be validly authorized and, when issued upon due exercise of the Warrants (including payment of the exercise price set forth therein), will be fully paid, nonassessable and free and clear of any Lien. The Common Stock to be issued pursuant to Section 3 and Section 7 of the Investor Rights Agreement (if any) will be validly authorized and, when issued, if ever, will be fully paid, nonassessable and free and clear of any Lien. Except as described in Schedule 6.26 or as set forth in the Transaction Documents, (a) no other Capital Stock of the Company, Oldco or any of their Subsidiaries is authorized or outstanding, (b) neither the Company, Oldco nor any of their Subsidiaries has outstanding any rights (either preemptive or other) or options to subscribe for or purchase from the Company, Oldco or any of their Subsidiaries any warrants or other agreements providing for or requiring the issuance by the Company, Oldco or any of their Subsidiaries of, any Capital Stock, (c) none of the Company, Oldco, any of their Subsidiaries or any of their shareholders is a party to any agreement with respect to the voting or transfer of the Capital Stock of the Company, Oldco or any of their Subsidiaries and (d) neither the Company, Oldco nor any of their Subsidiaries is under any obligation to register under the Securities Act or under any other securities law, any of its presently outstanding securities or any securities that may be subsequently issued. The number of shares of Common Stock issuable upon exercise of the Warrants represent six and three-tenths percent (6 3/10%) of all the shares of Common Stock of the Company on a Fully Diluted basis as of the Closing Date (after taking into effect the

Merger and Redemptions and the issuance of the Warrants). The number of shares of Common Stock issuable upon exercise of the Warrants assuming that the Notes are not prepaid in part or in full on or prior to the date that is eighteen months from the date hereof would represent seven and seven-tenths percent (7 7/10%)of all the shares of Common Stock of the Company on a Fully Diluted basis as of the Closing Date (after taking into effect the Merger and Redemptions and the issuance of the Warrants). The number of shares of Common Stock issuable upon exercise of the Warrants assuming that the Notes are not prepaid in part or in full on or prior to the date that is twenty-four months from the date hereof would represent nine and one-tenths percent (9 1/10%) of all the shares of Common Stock of the Company on a Fully Diluted basis as of the Closing Date (after taking into effect the Merger and Redemptions and the issuance of the Warrants).

        6.27 Warranties. Except as set forth in Schedule 6.27, each product sold, leased, or delivered and each service rendered by the Company, Oldco or any of their Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, and neither the Company, Oldco nor any of their Subsidiaries has any Liability (and there is no basis for any present or future claim, action or other proceeding against any of them that could give rise to any Liability) for replacement or repair thereof or other damages in connection therewith net of project manager reserves of approximately $220,000. Except as set forth on Schedule 6.27, neither the Company, Oldco nor any of their Subsidiaries has any Liability (and there is no basis for any present or future claim, action or other proceeding against any of them that could give rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold, leased, or delivered by the Company, Oldco or any of their Subsidiaries.

        6.28 Investments. Set forth in Schedule 6.28 is a complete and correct list of all Investments (other than Permitted Investments) held by the Company in any Person on the date hereof and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Schedule 6.28, the Company owns, free and clear of all Liens, all such Investments.

        6.29 Customers and Suppliers. Schedule 6.29 lists (i) the twenty-five largest (by dollar volume) customers of the Company, Oldco and each of their Subsidiaries during the period from January 1, 1995 to December 31, 1999 and during fiscal year 1999 (showing the dollar volume for each) and (ii) the ten largest (by dollar volume) suppliers of the Company, Oldco and each of their Subsidiaries during each of fiscal year 1997, fiscal year 1998 and fiscal year 1999 (showing the dollar volume for and a summary of the credit terms provided by each). Since December 31, 1999, no customer or supplier listed on Schedule
6.29 has canceled or otherwise modified in any material respect its relationship with the Company, Oldco or any of their Subsidiaries and neither the Company, Oldco nor any of their Subsidiaries has received any notice nor is it otherwise aware that any such customer or supplier intends to cancel or otherwise modify in any material respect its relationship with the Company, Oldco or any of their Subsidiaries.

        6.30 Transactions with Related Persons. Except as set forth in
Schedule 6.30, for the past three years, no shareholder of the Company, Oldco or any of their Subsidiaries or any Related Person of any such shareholder or of the Company, Oldco or any of their Subsidiaries has (a) had any interest in any asset used in the business of the Company, Oldco or any of their Subsidiaries,
(b)
been involved in any business arrangement, relationship or transaction with the Company, Oldco or any of their Subsidiaries or (c) engaged in competition with the Company, Oldco or any of their Subsidiaries. Except as set forth in Schedule 6.30, (A) no such shareholder or any Related Person of any such shareholder or of the Company, Oldco or any of their Subsidiaries (i) is a party to any contract with, or has any claim or right against (including contingent reimbursement obligations, such as upon payment of a guarantee of the Company's Indebtedness), the Company, Oldco or any of their Subsidiaries or (ii) has any Indebtedness owing to the Company, Oldco or any of their Subsidiaries and (B) neither the Company, Oldco nor any of their Subsidiaries (i) has any claim or right against (including contingent reimbursement obligations, such as upon payment of a guarantee of a stockholder's Indebtedness) any such stockholder or any Related Person of any such stockholder or of the Company, Oldco or any of their Subsidiaries and (ii) owes any Indebtedness to any such stockholder or any Related Person of any such stockholder or of the Company, Oldco or any of their Subsidiaries.

        6.31 Private Offering. No form of general solicitation or general advertising was used by the Company, the Selling Shareholders or their representatives in connection with the offer or sale of the Notes, the Warrants or the Purchased Capital Stock. Assuming the truth of the representations made in Article VII, no registration of the Notes, the Warrants or the Purchased Capital Stock pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Notes, the Warrants, the shares of Common Stock issuable upon exercise of the Warrants or the Purchased Capital Stock.

        6.32 Contractual Obligation; Performance Bonds.

        (a) Except for the Transaction Documents, the Senior Credit Documents and the Mergers and Redemptions Documents, Schedule 6.32(a) hereto sets forth a complete and accurate list of all material Contractual Obligations of the Company, Oldco and their Subsidiaries including, without limitation: (i) contracts or agreements not covered by clauses (ii) to (xi) below pursuant to which the Company, Oldco or any of their Subsidiaries receives revenues or has expenses in excess of $2,000,000 per fiscal year (ii) employment, consulting, non-competition, or severance contracts involving employees of the Company, Oldco or any of their Subsidiaries; (iii) license agreements; (iv) partnership or joint venture agreements; (v) guarantees of obligations of $2,000,000 or more; (vi) contracts with any Governmental Authority; (vii) contracts with major suppliers; (viii) agreements pursuant to which the Company, Oldco or any of their Subsidiaries acquired any businesses or significant assets; (ix) contracts with any bonding companies; (x) contracts with any major customer pursuant to which the Company, Oldco or any of their Subsidiaries receives revenues in excess of $5,000,000; (xi) each lease of real property of 20,000 square feet or more and (xii) all commitments and agreements to enter into any of the foregoing. Each such Contractual Obligation (including Contractual Obligations evidencing Indebtedness and Liens) is, and immediately after the Closing and the Post-Merger Redemptions will be, valid, enforceable and in full force and effect in accordance with the terms thereof, and there are no, and immediately after the Closing and the Post-Merger Redemptions there will not be, any defaults, with or without notice or lapse of time or both, by the Company, Oldco or any of their Subsidiaries or, to the knowledge of the Company, by any other party under any such Contractual Obligation.

        (b) Schedule 6.32(b) sets forth the Company's, Oldco's and each of their Subsidiaries' currently outstanding performance bonds specifically identifying the amount thereof, the Contractual Obligation to which such performance bond relates (each a "Bonded Contract") and the amount of work (in dollars) remaining to be performed under the related Bonded Contract. Neither the Company, Oldco nor any of their Subsidiaries is in default under any Bonded Contract. Neither the Company, Oldco nor any of their Subsidiaries has ever failed to satisfactorily complete performance under a Bonded Contract nor does the Company currently anticipate that the Company, Oldco or any of their Subsidiaries will for any reason be unable to satisfactorily perform under any Bonded Contract and no claim for indemnification has ever been asserted by any party in connection with a Bonded Contract.

        6.33 Mergers and Redemptions Documents; Senior Credit Documents. The Company has delivered to the Purchasers true, complete and correct copies of the Mergers and Redemptions Documents and the Senior Credit Documents, together with all amendments and modifications thereto. Such documents (including the schedules and exhibits thereto) comprise a full and complete copy of all material agreements with respect to the subject matter thereof and all transactions related thereto, and there are no material agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof. The Mergers and Redemptions Documents and the Senior Credit Documents have been duly authorized by all necessary corporate action on the part of the Company, Oldco and each of their Subsidiaries, and, when executed and delivered by such Persons, will be the legal, valid and binding obligations of such Persons, enforceable in accordance with their terms. The Company, Oldco and each of their Subsidiaries is not in default under any covenants under the First Merger Agreement or the Second Merger Agreement or under the Senior Credit Agreement, with or without notice or lapse of time or both.

        6.34 Debt Agreements.

        (a) Schedule 6.34(a) is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Company, Oldco or any of their Subsidiaries, outstanding on the date hereof, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Schedule 6.34(a). There exists no, and immediately after the Effective Time there will not be any, default under the provisions of any instrument evidencing or securing any Indebtedness of the Company, Oldco and their Subsidiaries or of any agreement otherwise relating thereto.

        (b) Schedule 6.34(b) is a complete and correct list of each Lien securing Indebtedness of any Person outstanding on the date hereof and covering any property of the Company, Oldco or any of their Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Schedule 6.34(b).

        6.35 Broker's, Finder's or Similar Fees. Except as set forth in Schedule 6.35, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with this Agreement, any other Transaction Document, any Senior Credit Document, any Mergers and Redemptions Document or any transaction contemplated hereby or thereby, based on any agreement, arrangement or understanding with the Company, Oldco or any of their Subsidiaries or any action taken by the Company, Oldco or any of their Subsidiaries.

                                   ARTICLE VII

                               REPRESENTATIONS AND
                          WARRANTIES OF THE PURCHASERS

        Each Purchaser, severally and not jointly, hereby represents and warrants to the Company, as of the Closing Date, as follows:

        7.01 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents to which such Purchaser is a party, and the transactions contemplated hereby and thereby, (a) is within such Purchaser's power and authority and has been duly authorized by all necessary action, (b) does not contravene the terms of such Purchaser's organizational documents or any amendment thereof and (c) will not violate, conflict with or result in any breach or contravention of any Contractual Obligation of such Purchaser or any Requirement of Law directly relating to such Purchaser.

        7.02 Binding Effect. This Agreement, and the other Transaction Documents to which such Purchaser is a party have been duly executed and delivered by such Purchaser, and this Agreement and the other Transaction Documents to which such Purchaser is a party constitute the legal, valid and binding obligations of such Purchaser enforceable against it in accordance with its terms.

        7.03 Accredited Investor; Purchase for Own Account. Such Purchaser is an "accredited investor" within the meaning of Regulation D under the Securities Act. The Notes, the Warrants and the Purchased Capital Stock are being or will be acquired for its own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the Securities Act or the securities laws of any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Notes, the Warrants, the shares of Common Stock issued upon exercise of the Warrants or the Purchased Capital Stock under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If such Purchaser should in the future decide to dispose of the Notes, the Warrants, the shares of Common Stock issued upon exercise of the Warrants or the Purchased Capital Stock, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting, so long as required by law, of a legend on the Notes, the Warrants, the shares of Common Stock issued upon exercise of the Warrants and the Purchased Capital Stock to the following effect:

        "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF

ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

        7.04 ERISA. No part of the funds used by such Purchaser to purchase the Notes or the Warrants hereunder constitutes assets of any Pension Plan or any "plan" (as defined in Section 4975 of the Code).

        7.05 Broker's, Finder's or Similar Fees. Except for the funding fee payable pursuant to Section 15.17, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby, or by any other Transaction Document to which such Purchaser is a party, based on any agreement, arrangement or understanding with such Purchaser or any action taken by such Purchaser.

        7.06 Governmental Authorization; Third Party Consent. Except as contemplated by the Transaction Documents, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law or Contractual Obligation, and no lapse of a waiting period under any Requirement of Law or Contractual Obligation, is necessary or required in connection with the execution, delivery or performance by such Purchaser or enforcement against such Purchaser of this Agreement and the other Transaction Documents to which it is a party or the transactions contemplated hereby or thereby.

        7.07 Corporate Existence and Power. Such Purchaser (a) is a limited partnership, general partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and (b) has the power and authority to execute, deliver and perform its obligations under this Agreement and each other Transaction Document to which it is a party.

                                  ARTICLE VIII

                        FINANCIAL INFORMATION AND NOTICES

        8.01 Financial Statements and Other Information (Pre-Note Payoff and Public Offering). Until the later of (the "Note Payoff and QPO Date") (i) such time as the Company has paid all principal of and interest and Premium on the Notes and all other amounts due under this Agreement and the Notes and (ii) the closing of a Qualified Public Offering, the Company hereby covenants and agrees to deliver to each Purchaser and each Holder the following:

        (a) Monthly Financials. As soon as available, but in any event within thirty (30) days after the end of each fiscal month of the Company, copies of such summary financial reports regarding the results of operations of the Company as are prepared for senior management of the Company and no later than the beginning of fiscal month April, 2001, within thirty (30) days after the end of each fiscal month of the Company thereafter, the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such month and the related unaudited consolidated and consolidating statements of earnings, shareholders' equity and cash flows for such month and for the portion of the fiscal year ended with the last day of such month, setting forth in each case comparative figures for the corresponding month in the prior fiscal year and for the corresponding month in the Company's budget provided pursuant to Section 8.02(a), all of which shall be certified by the chief financial officer or equivalent officer of the Company, subject to normal year-end audit adjustments; and

        (b) Quarterly Financials. As soon as available, but in any event within forty-five (45) days after the end of each fiscal quarter of the Company, the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such quarter and the related unaudited consolidated and consolidating statements of operations, cash flows and shareholders' equity for such quarter and for the portion of the fiscal year ended with the last day of such quarter, setting forth in each case comparative figures for the corresponding quarter in the prior fiscal year and for the corresponding quarter in the Company's budget provided pursuant to Section 8.02(a), all of which shall be certified by the chief financial officer or equivalent officer of the Company, subject to normal year-end audit adjustments (and the absence of footnotes and presentation items); and

        (c) Year-End Financials. As soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company, the consolidating and consolidated balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidating and consolidated statements of operations, cash flows and shareholders' equity for such year, setting forth in each case comparative figures for the previous year and budgeted figures for such period as set forth in the respective budget delivered pursuant to Section 8.02(a). All such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants preparing such statements or the chief financial officer, as the case may be, and disclosed therein) and, in the case of the consolidated financial statements, accompanied by a report thereon of Boitano, Sargent and Lawrence, CPAs, or of independent certified public accountants of recognized national standing, which report shall state that such financial statements present fairly the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP, that the examination by such accountants in connection with such financial statements has been made in accordance with GAAS; and

        (d) Compliance Certificate. Together with each delivery of financial statements pursuant to Sections 8.01(a), 8.01(b) and 8.01(c) above, a fully and properly completed compliance certificate signed by the chief executive officer or chief financial officer or equivalent officer of the Company certifying that the Company is in compliance in all material respects with each of the covenants contained in Articles VIII, IX and X hereof; and

        (e) Accountants' Reports. Promptly upon receipt thereof, copies of all significant reports submitted to the Company or any of its Subsidiaries by independent public accountants in connection with each annual, interim or special audit of the financial statements of the Company and its Subsidiaries made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit; and

        (f) Management Report. Together with each delivery of financial statements pursuant to Section 8.01(a), (b) and (c) above, a management report:
(i) describing the operations and financial condition of the Company and its Subsidiaries for the quarter then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (ii) setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the most recent board-approved budget for the current fiscal year delivered to such Holder or Purchaser pursuant to Section 8.02(a) and (iii) discussing the reasons for any significant variations from such projections. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer or equivalent officer of the Company to the effect that such historical information (including the financial statements of the Company delivered pursuant to Section 8.01(a), (b) and (c)) fairly presents the results of operations and financial condition of the Company and its Subsidiaries, if any, as at the dates and for the periods indicated, except for normal year-end audit adjustments (and absence of footnotes and presentation items, in the case of quarterly financials).

        8.02 Financial Statements and Other Information. Until the latest of (the "Covenant Expiration Date") (i) such time as the Company has paid all principal of and interest and Premium on the Notes and all other amounts due under this Agreement and the Notes, (ii) such time when all of the Warrant Securities no longer remain outstanding or have been sold in a Public Offering or pursuant to Rule 144 of the Securities Act and (iii) such time when all of the shares of Purchased Capital Stock no longer remain outstanding or have been sold in a Public Offering or pursuant to Rule 144 of the Securities Act, the Company hereby covenants and agrees to deliver to each Purchaser (if then a Holder) and each Holder holding more than 20% of the Indebtedness represented by the Notes or more than 20% of the then outstanding Purchased Capital Stock and Warrant Securities (treating the Warrants as having been converted into Common Stock) the following:

        (a) Budgets. As soon as available and in any event not later than thirty
(30) days after the last day of each fiscal year of the Company, an annual budget in the form prepared for the Company's board of directors (including budgeted balance sheets, income, cash flows, retained earning and shareholders' equity, and statements of sales and gross margin) prepared by the Company for each fiscal quarter for the remainder of fiscal year 2000 and the first fiscal quarter of 2001 and each fiscal month for the second fiscal quarter of 2001 and beyond of the following fiscal year, prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budget is based, which shall be accompanied by the statement of the chief executive officer or chief financial officer of the Company to the effect that, to the best of his knowledge, such budget is a reasonable estimate for the periods respectively covered thereby (it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the Company's control, and no assurance can be given that the projections will be realized and actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results); and

        (b) SEC Filings and Press Releases. Promptly upon their becoming available, copies of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Company or any Subsidiary thereof with any securities exchange or with the Commission and any press release or other written or electronic information publicly disseminated by the Company or any of its Subsidiaries to the business or financial media; and

        (c) Other Information. With reasonable promptness, (i) such other information and data with respect to the Company and its Subsidiaries as from time to time may be reasonably requested by any Purchaser or any Holder entitled to information under this Article VIII and (ii) copies of all other financial information, reports and notices provided by the Company and its Subsidiaries pursuant to the Senior Credit Documents; and

        (d) Notices. Prompt (but in no event later than ten (10) days after an officer of the Company obtains knowledge thereof) written notice of:

                (i) the commencement of all proceedings and investigations by or before any Governmental Authority (including any notice of violation of any Requirement of Law) and all actions and proceedings in any court or before any arbitrator against or involving the Company or any Subsidiary thereof or any of its or their respective properties, assets or businesses, in each case involving a claim or liability that could reasonably be expected to exceed $1,000,000,

                (ii) any labor controversy that has resulted in or threatens to result in, a strike or other work action against the Company or any Subsidiary thereof,

                (iii) any attachment, judgment, levy or order assessed against the Company or any Subsidiary thereof, in each case involving a claim or liability that could reasonably be expected to exceed $500,000,

                (iv) the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group or any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan, or any material increase in the contingent liability of the Company with respect to any post-retirement welfare plan benefit, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under
        Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent,

                (v) any Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute an Event of Default,

                (vi) written notice of any kind given or received by the Company, or any Subsidiary thereof, of any default under the Senior Credit Documents,

                (vii) any notice given or received by the Company of any event of default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any agreement or instrument evidencing any Senior Indebtedness (as defined in Article XII of this Agreement),

                (viii) any cancellation (to the extent not contemporaneously replaced by comparable coverage) or material adverse change in any insurance maintained by the Company or any Subsidiary thereof, or

                (ix) any other event (including (i) any violation of any Environmental Law or the incurrence of any Environmental Liability or
        (ii) the enactment or effectiveness of any Requirement of Law) which might reasonably be expected to have a Material Adverse Effect.

        (e) Aging, WIP and Backlog Reports. Within forty-five (45) days of the end of each fiscal quarter, reports as to accounts receivable aging, accounts payable aging, work-in-process and backlog, as at the end of such fiscal quarter, in form and substance satisfactory to each Purchaser.

                                   ARTICLE IX

                              AFFIRMATIVE COVENANTS

        9.01 Pre-Note Payoff and Public Offering. Until the Note Payoff and QPO Date, the Company hereby covenants and agrees with each Holder as follows:

        (a) Preservation of Corporate Existence and Related Matters. Except for such changes contemplated by the Merger and Redemptions Documents and as permitted by Section 10.01, the Company and each Subsidiary thereof shall preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business; and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which (i) the character of its properties or the nature of its business requires such qualification or authorization and (ii) where failure to qualify would have a Material Adverse Effect.

        (b) Maintenance of Property. The Company and each Subsidiary thereof shall protect and preserve all properties necessary and material to its business, including copyrights, patents, trade names and trademarks and other intellectual property rights; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

        (c) Maintenance of Insurance. The Company and each Subsidiary thereof shall maintain insurance (including directors and officers liability insurance) with responsible insurance companies against such risks and in such amounts as are customarily maintained by similar businesses or as may be required by any Requirement of Law or any other Transaction Document, and on the Closing Date and from time to time thereafter deliver to each Holder upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

        (d) Payment and Performance of Obligations. The Company and each Subsidiary thereof shall (i) pay or perform all material taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property (including, without limitation, withholding, social security, payroll and similar employment related taxes) on or before the dates such taxes become delinquent, (ii) pay or perform all other material indebtedness, obligations and liabilities in accordance with customary trade practices and (iii) comply in all material respects with each material Contractual Obligation entered into in the conduct of its business; provided, that any such Person may contest any item in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

        (e) Accounting Methods and Financial Records. The Company and each Subsidiary thereof shall maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

        (f) Compliance With Laws and Obligations. The Company and each Subsidiary thereof shall observe and remain in compliance with all Requirements of Law and Contractual Obligations, including, without limitation, the Foreign Corrupt Practices Act, in each case applicable or necessary to the conduct of its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

        (g) Use of Proceeds. The Company shall use the proceeds of the sale of the Notes and the Warrants hereunder only to finance the Merger and Redemptions and for general corporate purposes.

        (h) Consummation of the Merger and Redemptions. On the Closing Date, the Company and its Subsidiaries shall consummate the Post-Merger Redemptions and each of the other transactions contemplated by the Post-Merger Redemptions Documents and each other action recommended by the Company's or any of its Subsidiaries' Board of Directors in connection with the Post-Merger Redemptions, substantially in accordance with the terms of such documents, and deliver to each Purchaser as soon as reasonably practicable after the

Closing Date a certificate from the Company to that effect dated the Closing Date and signed by the chief executive officer of the Company.

        9.02 Other Covenants. Until the Covenant Expiration Date, the Company hereby covenants and agrees with each Holder as follows:

        (a) Visits and Inspections. The Company and each Subsidiary thereof shall permit representatives of the Purchasers (if then a Holder) and each other Holder that holds more than 20% of the Indebtedness represented by the Notes or more than 20% of the then outstanding Purchased Capital Stock and Warrant Securities (treating the Warrants as having been converted into Common Stock), from time to time, during normal business hours, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects, provided, that, so long as no Event of Default or event that with the passage of time, notice or both would be an Event of Default exists, such representatives shall conduct such activities so as to reasonably minimize disruptions to the operations of the Company and its Subsidiaries.

        (b) Reservation of Shares. The Company shall at all times reserve and keep available out of the aggregate of its authorized but unissued shares, free of preemptive rights, such number of its duly authorized shares of Common Stock as shall be sufficient to enable the Company to issue Common Stock upon the exercise of the Warrants.

        (c) Regulatory Requirements and Restrictions. In the event of any reasonable determination by any Holder that, by reason of any existing or future federal or state law, statute, rule, regulation, guideline, order, court or administrative ruling, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) (a "Regulatory Requirement"), such Holder is effectively restricted or prohibited from holding its Warrant, the related Warrant Securities or the Purchased Capital Stock (including any shares of Capital Stock or other securities distributable to such Holder in any merger, reorganization, readjustment or other reclassification), or otherwise realize upon or receive the benefits intended under its Warrant (a "Regulatory Constraint"), the Company shall, and shall use its reasonable efforts to have its shareholders, take such commercially reasonable action as such Holder may deem reasonably necessary to permit such Holder to comply with such Regulatory Requirement. The costs of taking such action shall be borne by the Company. Such action to be taken may include, without limitation, the Company's authorization of one or more new classes of Capital Stock for which such Warrant may be exercised or into which such Purchased Stock will be converted or to make such modifications and amendments to the Company Charter Documents, this Agreement, the related Warrant or any other documents and instruments related to or executed in connection herewith or with the Warrants or the Purchased Capital Stock as may be deemed reasonably necessary by such Holder, but shall not include the redemption or repurchase of any securities for cash until all Senior Indebtedness is paid in full in cash and all commitments to extend credit under the Senior Credit Agreement are terminated. Such Holder shall give written notice to the Company of any such determination and the action or actions necessary to comply with such Regulatory Requirement, and the Company shall take all steps reasonably necessary to comply with such determination as expeditiously as possible. In the event that any Holder becomes entitled to receive securities or other property other than Common Stock as a result of a Regulatory Constraint, the Company shall provide notice to each other Holder of such event, and each such other Holder shall, at its election, have the right to receive such other securities or property upon exercise of its Warrants or conversion of its Purchased Capital Stock in the same manner as the Holder subject to such Regulatory Constraint.

        (d) Payment and Performance of Obligations. The Company and each Subsidiary thereof shall (but subject to any grace period set forth herein or in any other Transaction Document) pay and perform all its obligations under this Agreement, the other Transaction Documents and the Merger and Redemptions Documents.

        (e) Environmental Matters.

                (i) If any release or disposal of Hazardous Materials shall occur or shall have occurred on any real property or any other assets or the Company or any Subsidiary, the Company shall, or shall cause the applicable Subsidiary to, cause the prompt containment and removal of such Hazardous Materials and the remediation of such real property or other assets as necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Company shall, and shall cause each Subsidiary to, comply with any valid Federal or state judicial or administrative order requiring the performance at any real property of the Company or any Subsidiary of activities in response to the release or threatened release of a Hazardous Material.

                (ii) To the extent that the transportation of "hazardous waste" as defined by the Resource Conservation and Recovery Act is permitted by this Agreement, the Company shall, and shall cause its Subsidiaries to, dispose of such hazardous waste only at licensed disposal facilities operating in compliance with Environmental Laws.

        (f) Employee Benefit Plans. The Company shall maintain and shall cause each of its Subsidiaries to maintain each Pension Plan in substantial compliance with all applicable Requirements of Law.

        (g) Good Standing Certificates and Certified Merger Documents. Within
15 days after the Closing Date, make all filings and take all other actions required to obtain good standing certificates for the Company in California and each other state in which the Company is required to be qualified to do business and deliver copies of such certificates and a Certificate of Merger certified by the California Secretary of State promptly upon receipt.

        (h) Contracting and Engineering Licenses. The Company shall use its best efforts to cause the contracting and engineering licenses held by Oldco, Cupertino, Electronics or Cascade immediately before the Mergers (or replacements for such licenses) to be transferred (or issued) to the Company as soon as possible after the Closing Date.

                                   ARTICLE X

                               NEGATIVE COVENANTS

        Until the Note Payoff and QPO Date or unless the Company has obtained the prior written consent of the Required Holders, the Company hereby covenants and agrees with each Holder as follows:

        10.01 Limitations on Mergers; Consolidations; and Acquisitions. The Company will not, nor will the Company permit any Subsidiary thereof to, be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person (or any business unit of any other Person), except for (a) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into the Company (provided that the Company shall be the surviving corporation) or into, with or to any other Wholly-Owned Subsidiary; (b) any such purchase or other acquisition by the Company or any Wholly-Owned Subsidiary of the assets or stock of any Wholly-Owned Subsidiary; and (c) any Acquisition by the Company or any Wholly-Owned Subsidiary where (1) the assets acquired (in the case of an asset purchase) are for use, or the Person acquired (in the case of any other Acquisition) is engaged, solely in business in which the Company is permitted to engage under Section 10.14; (2) immediately before and after giving effect to such Acquisition, no Event of Default or event that with passage of time, notice or both would be an Event of Default shall exist; (3) immediately after giving effect to such Acquisition, the Company is in pro forma compliance with all the financial ratios and restrictions set forth in Section 10.12 (and, if the Designated Consideration (defined below) for any such Acquisition equals or exceeds $5,000,000, the Company shall have delivered to the Holders a certificate demonstrating such pro forma compliance, in form and substance satisfactory to the Holders); (4) in the case of the Acquisition of any Person, the Board of Directors (or similar governing body) of such Person has approved such Acquisition; (5) the Company has given the Holders notice of such Acquisition at least 10 days prior to the consummation thereof; (6) the Holders shall be satisfied that the Company will be in compliance with all of its covenants under Section 10.12 on a pro forma basis for such period; and (7) other than with respect to a single Acquisition after the Closing Date for a Designated Consideration not in excess of $15,000,000, if the Designated Consideration for any such Acquisition equals or exceeds $10,000,000 individually or $20,000,000 together with all other Acquisitions, the Required Holders shall have consented thereto. When used in this Section, "Designated Consideration" means all consideration paid by the Company and its Subsidiaries in connection with an Acquisition (including cash and noncash purchase price, deferred or financed purchase price, noncompetition payments and any Indebtedness assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP), including consideration paid by the issuance of Capital Stock of the Company or any of its Subsidiaries.

        10.02  [INTENTIONALLY RESERVED].

        10.03 Limitations on Indebtedness. The Company will not, nor will the Company permit any Subsidiary thereof to, create, incur, assume, or suffer to exist, any Indebtedness, except:

        (a)    obligations hereunder and under the Notes;

        (b) up to $15,000,000 of subordinated notes of the Company having terms and conditions (including tenor, covenants and subordination provisions) identical to those governing the Notes that rank pari-passu with or subordinate in priority to the Notes pursuant to documentation satisfactory to the Required Holders;

        (c) obligations of any Subsidiary of the Company to the Company or another Wholly-Owned Subsidiary of the Company;

        (d) obligations under the Senior Credit Documents;

        (e) Indebtedness secured by Liens permitted by Section 10.08(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Indebtedness at any time outstanding shall not exceed $4,000,000;

        (f) Permitted Hedging Obligations;

        (g) Indebtedness existing on the date of this Agreement set forth on
Schedule 10.03 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

        (h) up to $5,000,000 to Acquired Indebtedness assumed in Acquisitions permitted under Section 10.01; and

        (i) other Indebtedness, in addition to the Indebtedness listed above, in an aggregate amount not at any time exceeding $1,000,000.

        10.04 Limitations on Affiliate Transactions. The Company will not, nor will the Company permit any Subsidiary thereof to, enter into or be a party to, any transaction with any Affiliate or stockholder of the Company or Subsidiary, except in the ordinary course of business and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms which are (i) fully disclosed to each Purchaser (if then a Holder) and any Holder who, together with its Affiliates, holds Notes having a principal balance of at least $2,000,000.00 and (ii) are no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of the Company or Subsidiary.

        10.05 Limitations on Distributions. The Company will not, nor will the Company permit any Subsidiary thereof, to authorize, declare or pay any dividends or make any other distributions on its Capital Stock or purchase, defease, redeem, or otherwise acquire or retire its Capital Stock, except for the following:

        (a) cash dividends paid by any Subsidiary to the Company or any Wholly-Owned Subsidiary of the Company;

        (b) so long as no Event of Default or an event that with the passage of time, notice or both would be an Event of Default exists or would result therefrom and the Company does not expend any funds in any repurchase of its securities therein in a greater amount than it receives in the related sale of its equity securities, the Company may purchase its equity securities with the net cash proceeds of a contemporaneous issuance of its equity securities;

        (c) purchase of Warrant Securities and Purchased Capital Stock pursuant to the Investor Rights Agreement;

        (d) the Permitted Redemptions; and

        (e) repurchases of Common Stock from employees pursuant to the terms of the stockholders agreements listed in Schedule 10.05.

        10.06 Limitations on Disposition of Assets. The Company will not, nor will the Company permit any Subsidiary thereof to, except in the ordinary course of its business, sell, transfer, convey or lease all or any substantial part of its assets, or sell or assign with or without recourse any receivables, except for Asset Sales (including the stock of its Subsidiaries) for at least fair market value (as determined by the Board of Directors (or its equivalent) of the Company in good faith) so long as (1) the net book value of all assets sold or otherwise disposed of in any fiscal year does not exceed 10% of the net book value of the consolidated assets of the Company and its Subsidiaries as of the last day of the immediately preceding fiscal year and (2) at least 85% of the proceeds of such Asset Sale are in cash; provided that the Company shall not sell, transfer, convey or lease all or any substantial part of its assets to any Subsidiary thereof.

        10.07 Limitations on Investments. The Company will not, nor will the Company permit any Subsidiary thereof to, make or have any Investment made in cash or by delivery of property to any Person, whether by acquisition of Capital Stock, Indebtedness or other obligation, or by loan, advance or capital contribution, or otherwise, except the following (collectively, "Permitted Investments"):

        (a) contributions by the Company to the capital of any of its Wholly-Owned Subsidiaries, or by any such Wholly-Owned Subsidiary to the capital of any of its Wholly-Owned Subsidiaries;

        (b) in the ordinary course of business, investments by the Company in any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary in the Company, by way of intercompany loans, advances or guaranties, all to the extent permitted by Section 10.03;

        (c) Suretyship Liabilities permitted by Section 10.03;

        (d) Cash Equivalent Investments;

        (e) bank deposits in the ordinary course of business;

        (f) Investments in securities of account debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

        (g) loans and advances to officers and employees by means of advances against incentive compensation and for housing loans, hardship loans and relocation expenses in an amount not to exceed $2,500,000 in the aggregate at any time outstanding;

        (h) Investments to consummate Acquisitions permitted by Section 10.01;

        (i) Investments received in lieu of cash fees for services rendered in an aggregate amount not to exceed $1,000,000 at any time;

        (j) Investments listed on Schedule 10.07; and

        (k) guarantees of Senior Indebtedness by the Company's Subsidiaries.

provided that (x) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held notwithstanding that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b),
(c), (g), (h) or (i) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or event that with the passage of time, notice or both would constitute an Event of Default exists.

        10.08 Limitations on Liens. The Company will not, nor will the Company permit any Subsidiary thereof to, create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests of a Subsidiary), real or personal, whether now owned or hereafter acquired, except (collectively, "Permitted Liens"):

        (a) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case for which it maintains adequate reserves;

        (b) Liens arising in the ordinary course of business (such as (i) Liens or carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens incurred in connection with worker's compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

        (c) Liens described on Schedule 10.08;

        (d) subject to the limitation set forth in Section 10.03(e), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased) and (ii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 60 days of the acquisition thereof and attaches solely to the property so acquired;

        (e) attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $1,000,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

        (f) easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of the Company or any Subsidiary thereof;

        (g) Liens securing Senior Indebtedness (as defined in Article XII hereof);

        (h) Liens securing Acquired Indebtedness permitted by Section 10.03(h), provided that such Liens do not extend to any assets other than the property financed with such Acquired Debt; and

        (i) the replacement, extension or renewal of any Lien permitted by clause (c) or (h) above upon or in the same property theretofore subject thereto arising out of the extension, renewal or replacement of the Indebtedness secured thereby (without increased in the amount thereof).

        10.09 Limitations on Tax Consolidation. The Company will not, nor will the Company permit any Subsidiary thereof to, file or consent to the filing of any consolidated income tax return with any Person other than the Company or its Wholly-Owned Subsidiaries.

        10.10 Limitations on Changes in Fiscal Year End. The Company will not, nor will the Company permit any Subsidiary thereof to, change its fiscal year end.

        10.11 Limitations or Modifications of Transaction Documents, Senior Credit Documents and Merger and Redemptions Documents.

        (a) The Company will not, nor will the Company permit any Subsidiary thereof to, amend, modify or change any Transaction Document or Merger and Redemptions Document unless in each case such amendment, modification, change or other action contemplated by this clause could not reasonably be considered adverse to the interests of the Holders in any material respect.

        (b) The Company will not, and will not permit any Subsidiary to, change, amend, supplement or otherwise modify the terms of the Senior Credit Documents, or refund, replace or refinance the same, without the prior consent of the Required Noteholders, if such amendment, change, supplement or other modification or such refunding, replacement or refinancing: (i) increase the interest rate on the Indebtedness evidenced thereby by more than 200 basis points in excess of the interest rate that would be applicable absent any amendment or other modification thereto after the date hereof (provided that nothing herein shall preclude the imposition of any default rate of interest in the amount provided in the Senior Credit Agreement as in effect on the date hereof) or; (ii) increase the aggregate principal amount of Indebtedness thereunder above $165,000,000 plus the amount of any Commitment Increase (as defined in the Senior Credit Agreement) pursuant to
Section 6.5 of the Senior Credit Agreement (but in no event shall such Commitment Increases exceed $25,000,000), as reduced by the amount of all payments or prepayments of the term loans under, and permanent reductions to the revolving commitments under, the Senior Credit Agreement; or (iii) extend the date for payment of the Senior Indebtedness in full in cash beyond the First Redemption Date or extend the date for the termination of all commitments to extend credit under the Senior Credit Agreement beyond the First Redemption Date. In addition, the Company will not, and will not permit any of its Subsidiaries to, enter into any amendment, modification or change of any Senior Credit Document unless it has given the holders of the Notes at least five Business Days prior notice thereof.

        10. 12 Financial Covenants.

        (a) Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio for any Computation Period to be less than the applicable ratio set forth below for such Computation Period:


                      Computation                         Fixed Charge
                      Period Ending                       Coverage Ratio
                      -------------                       --------------
                      9/30/00 through 9/30/01                 .84:1
                      12/31/01 through 9/30/02                .88:1
                      12/31/02 through 9/30/03                .92:1
                      12/31/03 through 9/30/04                .96:1
                      12/31/04 through 9/30/05                1.00:1


        (b) Total Indebtedness to EBITDA Ratio. The Company will not permit the Total Indebtedness to EBITDA Ratio as of the last day of any Computation Period to exceed the applicable ratio set forth below for such Computation Period:


                      Computation                         Total Indebtedness
                      Period Ending                       to EBITDA Ratio
                      -------------                       ---------------
                      Closing Date through 6/30/02            4.4:1
                      9/30/02 and thereafter                  4.0:1


        (c) EBITDA. The Company will not permit EBITDA for any Computation Period to be less than the sum of (i) $28,000,000 plus (ii) 50% of the EBITDA Adjustment attributable to each Person, division or similar business unit acquired in an Acquisition consummated during the period from the Closing Date through the last day of such Computation period minus (iii) 50% of the EBITDA Adjustment attributable to each Person, division or similar business unit disposed of during the period from the Closing Date through the last day of such Computation Period.

        (d) Net Worth. The Company will not permit the sum of (x) Net Worth plus (y) the gross proceeds of any issuance of Indebtedness permitted by
Section 10.03(b) plus (z) $35,000,000 to be less than the sum of (i) $14,000,000 plus (ii) 70% of cumulative Consolidated Net Income of the Company for the period beginning on January 1, 2000 and ending on the date of calculation (provided that if Consolidated Net Income is less than zero for any fiscal year, or for the completed portion of the then-current fiscal year, Consolidated Net Income for such fiscal year or portion shall be deemed to be zero) plus (iii) 70% of the Net Cash Proceeds of any issuance of any equity securities of the Company or any Subsidiary after the Closing Date.

        (e) Capital Expenditures. The Company will not permit the aggregate amount of all Capital Expenditures made by the Company and its Subsidiaries during any Computation Period to exceed 1.875% of the consolidated revenues of the Company and its Subsidiaries for such Computation Period; provided that , in the case of Computation Periods including Fiscal Quarters in Fiscal Year 2000, Capital Expenditures actually expended on the Company's North 7th Street facility in San Jose, California in such fiscal quarters, in an aggregate amount not to exceed $7,000,000 for such fiscal year, shall be disregarded for purposes of determining compliance with this Section.

        10.13 Business Activities. The Company will not engage in any line of business other than the business engaged in on the date hereof and businesses reasonably related thereto and the Company will not conduct any business through a Subsidiary.

        10.14 Modification of Organizational Documents. Not permit the Certificate or Articles of Incorporation, By-laws or other organizational documents of the Company or any Subsidiary to be amended or modified in any way.

                                   ARTICLE XI

                              REDEMPTION OF NOTES

        11.01 Optional Redemption of Notes. The Company shall have the right to redeem the Notes, in whole or in part, at any time or from time to time on a pro rata basis in accordance with the provisions of Section 11.04, at a redemption price equal to the unpaid principal thereof plus accrued and unpaid interest thereon through the date fixed for redemption plus a premium (the "Premium") based on the date of redemption equal to the following percentage of the principal amount of the Notes redeemed:


From and Including                             To and Excluding         Premium Percentage
------------------                             ----------------         ------------------
Closing Date                            1st anniversary of Closing Date       5.0%
1st anniversary of Closing Date         2nd anniversary of Closing Date       4.0%
2nd anniversary of Closing Date         3rd anniversary of Closing Date       3.0%
3rd anniversary of Closing Date         4th anniversary of Closing Date       2.0%
4th anniversary of Closing Date         5th anniversary of Closing Date       1.0%
5th anniversary of Closing Date         and beyond                            0.0%

        11.02 Mandatory Redemption of Notes.

        (a) The Company shall redeem (i) fifty percent (50.0%) of the then outstanding principal amount of the Notes on the earlier to occur (the "First Redemption Date") of (w) the sixth anniversary of the Closing Date and (x) the first anniversary of the date all Senior Indebtedness (as defined in Article
XII) is paid in full in cash and all commitments to extend credit under the Senior Credit Agreement have been terminated and (ii) the balance of the Notes on the first anniversary of the First Redemption Date (the "Final Maturity Date"), in each case, at a redemption price equal to the unpaid principal thereof plus accrued and unpaid interest on such redeemed principal through the date fixed for redemption.

        (b) Upon any of (i) the consummation of a Public Offering by the Company or any of its Subsidiaries, (ii) a Change of Control, (iii) the occurrence of an Event of Default, or (iv) the consummation by the Company of a merger, consolidation or share exchange with any other Person (other than as permitted by Section 10.01), or a sale of substantially all of its or any of its Subsidiaries' assets, the Company shall, if so directed by the Required Noteholders, redeem the Notes of all Holders in full or in part at a redemption price equal to the unpaid principal thereof plus accrued and unpaid interest thereon through the date fixed for redemption, plus the Premium if the redemption is pursuant to subsection (ii), (iii) or (iv) above.

        11.03  Notice of Redemption.

        (a) Optional Redemption. Any call for redemption of the Notes pursuant to Section 11.01 shall be made by giving written notice to the Holders of the Notes to be redeemed no less than ten (10) Business Days nor more than thirty
(30) days prior to the date fixed for redemption, which notice shall specify the principal amount of such Notes to be redeemed. If less than all the Notes are to be redeemed, the notice of redemption shall identify the Notes and portion thereof to be redeemed. Notice of call for redemption having been given as aforesaid, the principal amount to be redeemed, together with accrued and unpaid interest thereon to the date of redemption and the Premium, shall on the date designated in such notice become due and payable. From and after such date, unless the Company shall default in payment of such principal amount when so due and payable, together with accrued and unpaid interest and the Premium, interest on such principal amount shall cease to accrue.

        (b) Mandatory Redemption. In the event the Company or any of its Subsidiaries or any shareholders of the Company propose to effect any transaction described in Section 11.02(b) (other than Section 11.02(b)(iii)), the Company shall give each Holder written notice thereof not later than twenty (20) days prior to the proposed date of consummation of such transaction. Each Holder that desires to exercise its option to cause the Company to redeem all or part of its Notes shall give the Company irrevocable written notice (a "Redemption Notice") of such election (including the principal amount of its Notes to be redeemed) not later than ten (10) days after receipt of such notice from the Company, or, in the case of a redemption pursuant to Section 11.02(b)(iii), after knowledge of the applicable Event of Default by such Holder. If the Company shall have received Redemption Notices from the Required Noteholders, it shall redeem such principal amount of Notes as set forth in the Redemption Notices. If any transaction does not occur for any reason, the Company shall promptly notify each Holder that such redemption shall not be made by the Company and no such redemption shall be required.

        11.04 Allocation and Application of Payments. In the case of the redemption of less than all the Notes at that time outstanding pursuant to
Section 11.01, the amount of any such redemption shall be allocated to the aggregate principal amount of the Notes to be redeemed among the Holders of all the Notes at the time outstanding in proportion, as nearly as practicable, to the respective aggregate unpaid principal amounts of the Notes then held by them.

        11.05 Notation of Partial Payments. Upon any partial redemption of any Note, such Note, at the option of the Company, shall be either (a) surrendered to the Company in exchange for a new Note in a principal amount equal to the principal amount remaining unpaid on the Note surrendered and otherwise having the same terms and provisions as the Note surrendered or (b) made available to the Company at its office herein provided for notation thereon of the portion of the principal so redeemed.

                                  ARTICLE XII

                             SUBORDINATION OF NOTES

        12.01 Definitions. As used in this Article XII, the following terms shall have the following meanings:

        "Agent" means Bank of America, N.A., in its capacity as agent under the Senior Credit Agreement, together with its successors and assigns in such capacity.

        "Cash Management Obligations" means all obligations of the Company to any Lender (as defined in the Senior Credit Agreement) or any affiliate thereof under or in connection with any arrangement in respect of overdraft protection, Automated Clearing House services and other cash management services, including reimbursement obligations relating thereto, overdraft liabilities, fees, expenses and indemnities (including Post-Petition Interest thereon).

        "Post-Petition Interest" means interest accruing in respect of Senior Indebtedness after the commencement of any bankruptcy, insolvency, receivership or similar proceedings by or against the Company, at the rate applicable to such Senior Indebtedness pursuant to the terms applicable thereto, whether or not such interest is allowed as a claim enforceable against the Company in any such proceedings.

        "Senior Covenant Default" means any default under any Senior Indebtedness (other than a Senior Payment Default) the occurrence of which, with or without the giving of notice or the passage of time, entitles the holder or holders of such Senior Indebtedness to accelerate the maturity thereof.

        "Senior Hedging Obligations" means all obligations of the Company to any Lender (as defined in the Senior Credit Agreement) or any affiliate thereof in respect of any interest rate swap transaction, basis swap transaction, forward rate transaction, foreign exchange transaction, currency swap transaction, commodity swap transaction or other similar transaction (including Post-Petition Interest thereon).

        "Senior Indebtedness" shall mean:

        (i) all obligations of the Company under the Senior Credit Agreement and all other Senior Credit Documents (including principal, premium, if any, interest, fees, breakage costs, reimbursement obligations, indemnities and other obligations and specifically including Post-Petition Interest thereon),

        (ii) all Senior Hedging Obligations and

        (iii) all Cash Management Obligations;

provided that in no event will the principal amount of all indebtedness of the Company under the Senior Credit Agreement constitute "Senior Indebtedness" hereunder to the extent that the aggregate principal amount of outstanding Loans and the Stated Amount of all Letters of Credit (in each case as defined in the Senior Credit Agreement) is in excess of $165,000,000 plus the amount of any Commitment Increase (as defined in the Senior Credit Agreement) pursuant to
Section 6.5 of the Senior Credit Agreement (but in no event shall all such Commitment Increases exceed $25,000,000), as reduced by the amount of all payments or prepayments of the term loans under, and permanent reductions to the revolving commitments under, the Senior Credit Agreement. For purposes of the above definition of "Senior Indebtedness," all references to the Senior Credit Agreement shall mean (unless herein otherwise provided) the Senior Credit Agreement as in effect on the Closing Date, together with any amendments or restatements thereof, or other agreement, that provides for any increase in the principal amount of Senior Indebtedness within the limits set forth above in this Section 12.01 and any amendments, restatements, refinancings, replacements and refundings thereto that are otherwise not prohibited under
Section 10.11 hereof. The Senior Indebtedness shall be considered outstanding whenever any commitment under the Senior Credit Agreement is outstanding.

        "Senior Payment Default" means any default in the payment of any Senior Indebtedness whether upon the scheduled maturity thereof, upon acceleration or otherwise.

        12.02 Subordination. The Company, for itself and its successors and assigns, and each Purchaser each covenant and agree, and each Holder, by its acceptance of any Note, shall be deemed to have agreed, that the payment from whatever source of the obligations of the Company evidenced by this Agreement, the Notes, and the other Transaction Documents, including principal, premium, if any, interest, fees, indemnities and obligations hereunder and thereunder, excluding any obligation to issue equity securities, any obligations to pay or reimburse expenses pursuant to Sections 15.16(a), (c),
(d) and (e) and 15.17 hereof, and any obligation to pay or reimburse expenses pursuant to Section 6 of the Investor Rights Agreement (collectively, "Junior Indebtedness"), shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness, and that each holder of such Senior Indebtedness, with respect to the Senior Indebtedness now existing or hereafter arising, shall be deemed to have acquired such Senior Indebtedness in reliance upon the covenants and provisions contained in this Article XII. The Company, for itself and its successors and assigns, and each Purchaser each covenant and agree, and each Holder, by its acceptance of any Note, shall be deemed to have agreed, not to amend or otherwise modify any provision of this Article XII or
Section 15.07, 15.10, 15.11, 15.12, 15.13 or 15.14 without the prior written consent of the Required Lenders (as defined in the Senior Credit Agreement). The provisions of this Article XII shall continue to be effective or be reinstated, and the Senior Indebtedness shall not be deemed to be paid in full in cash, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by the holder thereof upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

        12.03 Subordination Upon Distribution of Assets.

        (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or pursuant to any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company (including upon any event described in Section 13.01(g) or (h)), all Senior Indebtedness shall first be paid in full in cash before any payment is made on account of the Junior Indebtedness, and any such payment or distribution of any cash, property or securities which otherwise would be payable or deliverable upon or with respect to the Junior Indebtedness shall be paid or delivered directly to the Agent or as otherwise directed by the holders of Senior Indebtedness or a court of competent jurisdiction for application to the payment or prepayment of the Senior Indebtedness (in such order as the holders of Senior Indebtedness may elect) until the Senior Indebtedness shall have been paid in full in cash.

        (b) For purposes of this Section 12.03, the words "cash, property or securities" shall not be deemed to include (i) any payment or distribution of securities of the Company or any other corporation authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Junior Indebtedness to the Senior Indebtedness, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy, insolvency or other similar law, or (ii) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which are subordinated, to at least the same extent as the Junior Indebtedness as provided herein, to the payment of all Senior Indebtedness then outstanding.

        12.04 Prohibitions and Limitations on Payment.

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        (a) Subject to Section 12.03 hereof, while any Senior Payment Default exists (unless and until such Senior Payment Default shall have been cured or waived in writing by the holders of the Senior Indebtedness), no direct or indirect payment (in cash, property, securities or by set-off or otherwise) shall be made on or on account of the Junior Indebtedness or in respect of any redemption, retirement, purchase or other acquisition of the Junior Indebtedness and the Holders shall not accept (in cash, property, securities or by setoff or otherwise) from the Company any payment of or on account of the Junior Indebtedness. Upon the earlier of the cure or waiver of such Senior Payment Default, the Company shall, subject to the remaining provisions of this
Article XII, promptly pay to the Holders all sums then due and payable under the Junior Indebtedness which were not paid to the Holders as a result of this
Section 12.04(a). The Company shall promptly give the Holders written notice of any Senior Payment Default, but any failure to give such notice shall not affect the subordination hereunder.

        (b) Subject to Section 12.03 hereof, upon receipt by the Company of a Blockage Notice (as defined below) in respect of any Senior Covenant Default and until the expiration of the applicable Blockage Period (as defined below), no direct or indirect payment (in cash, property, securities or by set-off or otherwise) shall be made on or on account of the Junior Indebtedness or in respect of any redemption, retirement, purchase or other acquisition of the Junior Indebtedness and the Holders shall not accept (in cash, property, securities or by setoff or otherwise) from the Company any payment of or on account of the Junior Indebtedness. Upon the expiration of such Blockage Period, the Company shall, subject to the rest of the provisions of this
Article XII hereof, promptly pay to the Holders all sums then due and payable under the Junior Indebtedness which were not paid to the Holders as a result of this Section 12.04(b).

        (c) For purposes of this Section 12.04, a "Blockage Notice" is a notice of a Senior Covenant Default given to the Company by the Agent and a "Blockage Period" is the period commencing upon the Company's receipt of a Blockage Notice and ending on the earlier of (i) the date one hundred eighty (180) days thereafter (or such lesser period of time as may be permitted by clause (y) of the proviso below) and (ii) the date on which such Senior Covenant Default has been cured or waived in accordance with the terms of such Senior Indebtedness; provided that (x) no Blockage Notice may be given by reason of the continuance of any Senior Covenant Default which existed at the time of the giving of a prior Blockage Notice unless such Senior Covenant Default shall have been cured for a period of not less than thirty (30) days (it being acknowledged that any subsequent action or any breach of any financial covenant for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to a Senior Covenant Default pursuant to any provision under which a Senior Covenant Default previously existed or was continuing shall constitute a new event of default for this purpose), and (y) while any number of Blockage Notices may be given in any 360 consecutive days, the aggregate number of days during which a Blockage Period may be in effect during any consecutive 360 day period shall not exceed 180 days. Upon receipt of any Blockage Notice, the Company shall promptly, but in any event with five
(5) Business Days of receipt, deliver a copy of the same to each Holder.

        12.05 Limitation on Remedies. So long as any Senior Indebtedness remains outstanding, upon the occurrence and during the continuance of an Event of Default, no Holder shall declare or join in any declaration of any of the Junior Indebtedness to be due and payable by reason of such

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

Event of Default or otherwise take or cause to be taken any action against the Company (including, without limitation, commencing any legal action against the Company or filing or joining in the filing of any insolvency petition against the Company) until the expiration of the Remedy Standstill Period (as defined below) with respect to such Event of Default; provided, that any Remedy Standstill Period shall expire immediately and, subject to the provisions of Sections 12.03 and 12.04 hereof, the Holders shall be entitled to exercise all rights and remedies under Section 13.02 hereof in the event (a) such Senior Indebtedness becomes due prior to its stated maturity (provided, that if any such acceleration of the Senior Indebtedness is rescinded by the holders of such Senior Indebtedness, the Holders agree promptly to rescind any acceleration of the Junior Indebtedness then in effect due solely to the acceleration of such Senior Indebtedness), (b) an Event of Default pursuant to
Section 13.01(g) or (h) shall have occurred and be continuing, or (c) any holder of the Senior Indebtedness commences any action to foreclose upon, attach, seize, take control of or otherwise exercise remedies under any agreement governing such Senior Indebtedness or any security therefor, in each case, on or with respect to a material portion of the assets of the Company. For the purposes of this Section 12.05, a "Remedy Standstill Period" with respect to any Event of Default is the period commencing on the date a written notice of intention to exercise remedies on account of the occurrence of such Event of Default shall have been given by the Required Noteholders to the Company and the Agent and expiring on the later of (i) 45 days after the date of such notice and (ii) the expiration of any Blockage Period in effect on the last day of such 45 day period.

        12.06 Payments and Distributions Received. If any Holder shall have received any payment from, or distribution of assets of, the Company in respect of any of the Junior Indebtedness in contravention of the terms of this Article XII, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over or delivered, in the form received (except for the endorsement or assignment of such Holder where necessary), to the holders of the Senior Indebtedness (or to the applicable agent on their behalf) for application to the Senior Indebtedness, to the extent necessary to pay all such Senior Indebtedness in full in cash.

        12.07 Proofs of Claim. If, while any Senior Indebtedness is outstanding, any event described in Section 12.03(a) occurs, the Holders shall duly and promptly take such action as any holder of the Senior Indebtedness may reasonably request to collect any payment with respect to the Junior Indebtedness for the account of the holders of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of the Junior Indebtedness and to execute and deliver on demand such powers of attorney, proofs of claim, assignments of claim or other instruments as may be required to enforce any and all claims on or with respect to the Junior Indebtedness. The Agent is hereby authorized to (i) file an appropriate claim for an on behalf of the Holders if they, or any of them, do not file, and there is not otherwise filed on behalf of the Holders, a proper claim or proof of claim or proof of claim in the form required in any proceeding prior to 10 days before the expiration of the time to file such claim or claims and (ii) file an appropriate ballot for and on behalf of the Holders if they, or any of them, do not file, and there is not otherwise filed on behalf of the Holders, a proper ballot in the form required prior to 2 days before the expiration of the time to file such ballot.

        12.08 Subrogation. After all amounts payable under or in respect of the Senior Indebtedness have been paid in full in cash, the Holders shall be subrogated to the rights of the

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

holders of the Senior Indebtedness to receive payments or distributions applicable to the Senior Indebtedness to the extent that distributions otherwise payable to the Holders have been applied to the payment of the Senior Indebtedness. A distribution made under this Article XII to a holder of the Senior Indebtedness which otherwise would have been made to a Holder is not, as between the Company and such Holder, a payment by the Company on the Senior Indebtedness.

        12.09 Relative Rights. This Article XII defines the relative rights of the Holders and the holders of the Senior Indebtedness. Nothing in this Article XII shall (a) impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay principal of and interest (including default interest) on the Notes in accordance with their terms, (b) affect the relative rights of the Holders and creditors of the Company other than holders of the Senior Indebtedness, or (c) prevent the Holders from exercising their available remedies upon a default or Event of Default, subject to the rights, if any, under this Article XII of holders of the Senior Indebtedness.

        12.10 Subordination Not Impaired; Benefit of Subordination. Each of the Holders agrees and consents that without notice to or assent by such Holder, and without affecting the liabilities and obligations of the Company and any holder of the Notes and the rights and benefits of the holders of the Senior Indebtedness set forth in this Article XII, the holders of the Senior Indebtedness, and any representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness and the subordination provisions hereof, including, without limitation, accelerating the Senior Indebtedness or exercising any right of set-off as the holders of the Senior Indebtedness, and any representative or representatives acting on their behalf, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Junior Indebtedness to the Senior Indebtedness provided for herein. Without limiting the generality of the foregoing, the holders of Senior Indebtedness may, from time to time, in their sole discretion and without notice to any Holder, take any or all of the following actions without affecting the obligations of any Holder hereunder: (a) retain or obtain the primary or secondary obligation of any other obligor or obligors with respect to any of the Senior Indebtedness; (b) release or compromise any obligation of any nature of any obligor with respect to any of the Senior Indebtedness; and (c) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Senior Indebtedness, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligation of any nature of any obligor with respect to any such property. Each Holder hereby waives (i) notice of acceptance of the Agreement by any holder of Senior Indebtedness, (ii) notice of the existence or creation or non-payment of all or any Senior Indebtedness and (iii) all diligence in collection or protection of or realization upon the Senior Indebtedness or any security therefor.

        12.11 Miscellaneous.

        (a) To the extent permitted by applicable law, the Holders and the Company hereby waive notice of acceptance hereof and reliance hereon by the holders of the Senior Indebtedness.

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

        (b) The Company and the Holders hereby expressly agree that the holders of the Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in this Article XII or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

        (c) The failure of the Company to make any payment with respect to the Notes by reason of the operation of this Article XII shall not be construed as preventing the occurrence of an Event of Default hereunder. Immediately upon the expiration of any period under this Article XII during which no payment may be made on account of the Notes, the Company may resume making any and all payments on account of the Notes (including any payment of principal, interest, Premium or any other amount missed during such period), which payment (if so made in full) shall be deemed to have cured, and the Holders shall be deemed to have waived, any default or Event of Default which may arise on account of any such missed payment.

        (d) Nothing contained in this Article XII shall prevent the Company, at any time except during the pendency of any event described in Section 12.03(a) or under the conditions described in Section 12.04, from making payments on the Junior Indebtedness.

        (e) Upon any payment or distribution of assets of the Company referred to in this Article XII, the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Holders for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness or other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII; provided that the foregoing shall only apply if such court, receiver, trustee in bankruptcy, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person has been apprised of the provisions of this Article XII and states in such order, decree or certificate that effect has been given to this Agreement.

        (f) Each Holder acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of the Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the date of this Agreement, and each holder of the Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold such Senior Indebtedness.

        (g) No Holder shall hereafter give any further subordination to any other creditor in respect of the Notes.

        12.12 Assignment of Notes. Each of the Holders agrees to notify the Agent (as defined in the Senior Credit Agreement) in writing upon the consummation of each assignment of the Junior Indebtedness (and to the extent notified to the Company, each participation of the Notes), specifying

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

the identity of the assignee or the Participant and the principal terms of such assignment or participation.

        12.13 Legend. Each Note and each other instrument or document evidencing the Junior Indebtedness or any portion thereof shall bear a legend in form and substance satisfactory to the Agent conspicuously indicating that payment of the Junior Indebtedness is subordinated to the Senior Indebtedness pursuant to the terms hereof.

                                 ARTICLE XIII

                               EVENTS OF DEFAULT

        13.01 Events of Default. An "Event of Default" shall occur hereunder if:

        (a) the Company shall default in the payment of the principal of, or any Premium on, the Notes, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; or

        (b) the Company shall default in the payment of any installment of interest on the Notes according to its terms, when and as the same shall become due and payable and such default shall continue unremedied for a period of five days; or

        (c) the Company shall default in the due observance or performance of any covenant, condition or agreement contained in Articles X or XI of this Agreement; or

        (d) (i) the Company shall default in the due observance or performance of any covenant, condition or agreement contained in Section 9.02(b), and such default is not remedied or waived within 10 days after receipt by the Company of written notice from the Required Holders of such default or (ii) the Company shall default in the due observance or performance of any covenant, condition or agreement contained herein or in the Notes (other than those referred to in clauses (a), (b), (c) or (d)(i) of this Section 13.01 and, to the extent it relates to a breach of a covenant with respect to Senior Indebtedness (as defined in Article XII), Section 9.01(d)), and such default is not remedied or waived within 30 days after receipt by the Company of written notice from the Required Noteholders of such default; or

        (e) any representation, warranty, certification or statement made by or on behalf of the Company herein, in any Note, or in any certificate or other document delivered by the Company to the Holders pursuant hereto or thereto shall have been incorrect in any material respect when made; or

        (f) (i) the Company or any Subsidiary thereof shall default (as principal or guarantor), after the expiration of any period of grace related thereto, in the payment of any principal or interest (or similar payment in the case of Capital Leases) or in the due observance or performance of any covenant, condition or agreement contained in the terms of any Indebtedness of the Company or any of its Subsidiaries (other than the Notes and the Senior Indebtedness (as defined in Article XII hereof)) and such Indebtedness is in an amount, individually or in the aggregate, in excess of

$1,000,000, (ii) the Company or any Subsidiary thereof shall default (as principal or guarantor) in the payment of any principal of or interest on any Senior Indebtedness (as defined in Article XII) if the aggregate amount of all such payments not made when due is $1,000,000 or more, or (iii) any Indebtedness of the Company or any of its Subsidiaries, which individually or in the aggregate is in excess of $1,000,000 shall become (whether automatically or by demand of the lender thereof) due and payable in advance of the stated maturity thereof by virtue of any acceleration or similar provision relating thereto; or

        (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Subsidiary thereof or of a substantial part of its respective property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or a similar official for the Company or any Subsidiary thereof or for a substantial part of its respective property or assets, or (iii) the winding up or liquidation of the Company or any Subsidiary thereof; and such proceeding or petition shall continue undismissed for sixty (60) days, or an order or decree approving or ordering any of the foregoing shall be entered; or

        (h) the Company or any Subsidiary thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding for the filing of any petition described in paragraph
(g) of this Section 13.01, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or Subsidiary, or for a substantial part of its property or assets,
(iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting the foregoing; or

        (i) one or more judgments, writs of attachment or similar process (collectively, "Judgments") shall be entered against the Company or any of its Subsidiaries involving a liability of $1,000,000 or more in the aggregate for all such Judgments for the Company and its Subsidiaries and shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof.

        (j) Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligations of, or condition agreed to by, the Company or any Subsidiary thereof with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, might reasonably be expected to have a Material Adverse Effect.

        (k) Pension Plan. Institution of any steps by the Company or any other Person to terminate a Pension Plan if as a result of such termination the Company could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan in

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excess of $1,000,000; (ii) a contribution failure occurs with respect to any
Pension Plan sufficient to give right to a lien under Section 302(f) of ERISA; or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that the Company and the Controlled Group have incurred on the date of such withdrawal) exceeds $1,000,000.

        (l) Conduct of Business. The Company or any Subsidiary thereof voluntarily suspends transaction of its business or is enjoined, restrained or in any way prevented by court order or decree from conducting any material part of its business.

        (m) Bonding Arrangements. The Company or any Subsidiary thereof breaches or defaults with respect to the terms of one or more bonded contracts if the effect of such breach or default is to cause one or more Persons issuing bonds for the Company or any Subsidiary thereof to take possession of the work under contracts which are subject to bonds aggregating $1,000,000 or more with respect to unfinished work.

        13.02 Acceleration. If an Event of Default occurs under Section 13.01(g) or 13.01(h), then the outstanding principal of and accrued and unpaid interest and the Premium on the Notes and all obligations under this Agreement shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Required Noteholders, by written notice to the Company, may (subject to the terms and conditions of Article XII hereof) declare the principal of and accrued and unpaid interest and the Premium on the Notes and all obligations under this Agreement to be due and payable immediately. Upon any such declaration of acceleration, such principal, interest, Premium and other obligations shall become immediately due and payable and subject to the terms and conditions of Article XII hereof, each Holder shall be entitled to exercise all of its rights and remedies hereunder and under its Note whether at law or in equity.

        13.03 Set-Off. Upon the occurrence and during the continuance of an Event of Default, in addition to all other rights and remedies that may then be available to any Holder, each Holder is hereby authorized at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company), subject to Article XII hereof, to set off and apply any and all indebtedness at any time owing by such Holder to or for the credit or the account of the Company against all amounts which may be owed to such Holder by the Company in connection with this Agreement or any Notes. If any Holder shall obtain from the Company payment of any principal of or interest or Premium on any Note or payment of any other amount under this Agreement or any Note held by it or any other Transaction Document through the exercise of any right of set-off, and, as a result of such payment, such Holder shall have received a greater percentage of the principal, interest, Premium or other amounts then due hereunder by the Company to such Holder than the percentage received by any other Holders, it shall promptly make such adjustments with such other Holders from time to time as shall be equitable, to the end that all the Holders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Holder in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest and/or Premium on the

Notes or other amounts (as the case may be) owing to each of the Holders. To such end all the Holders shall make appropriate adjustments among themselves if such payment is rescinded or must otherwise be restored. Any Holder taking action under this Section 13.03 shall promptly provide written notice to the Company of any such action taken; provided, that the failure of such Holder to provide such notice shall not necessarily prejudice its rights hereunder.

                                  ARTICLE XIV

                                INDEMNIFICATION

        14.01  Indemnification.

        (a) By the Company. In addition to all other sums due hereunder or provided for in this Agreement, the Company shall indemnify and hold harmless each Holder and its Affiliates and its officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law, from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities (collectively, "Losses") resulting from or arising out of, directly or indirectly, (i) any breach of any representation or warranty concerning the Company, Oldco or any of their Subsidiaries in the Agreement or any other Transaction Document or any third-party allegation that if true would constitute a breach of any such representation or warranty or (ii) any breach of any covenant or agreement of the Company in any Transaction Document, including without limitation, in each case, any legal, administrative or other actions (including actions brought by any Holder or the Company or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), based upon, relating to or arising out of the Transaction Documents or the transactions contemplated thereby, or any Indemnified Party's role therein or in the transactions contemplated thereby; provided, that if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party. Notwithstanding the foregoing, unless it relates to a breach of any representation or warranty contained in the first sentence of Section 6.02(a) or in Section 6.01, 6.04, 6.13 or 6.26, the Company will have no liability with respect to the matters described in clause (i) of this Section 14.01(a) except (x) to the extent the total of all Losses with respect to such matters exceeds $660,000 and (y) with respect to claims for indemnification that are made or asserted on or before the first anniversary of the Closing Date (or, to the extent Article XII prohibits making such claim by the first anniversary of the Closing Date, within 30 days of the expiration of such prohibition; provided that written notice of the intention to assert any such claim and the details thereof is delivered to the Company on or before the first anniversary of Closing Date). The Company's maximum liability with respect to the matters described in clause (i) of this Section 14.01(a) will be limited to $20,000,000, except with respect to a breach of any representation or warranty contained in the first sentence of Section 6.02(a) or in Section 6.01, 6.04, 6.13 or 6.26, in which case there shall be no limit hereunder as to the Company's

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

maximum liability, no threshold as to the Company's liability hereunder and no limit as to the time within which a claim must be asserted or made for indemnification hereunder.

        (b) By the Selling Shareholders with respect to the Company. In addition to all other sums due hereunder or provided for in this Agreement and as an inducement to the Purchasers to enter into this Agreement and to consummate the transactions contemplated hereunder, the Selling Shareholders shall indemnify and hold harmless each Indemnified Party to the fullest extent permitted by law, from and against any and all Losses resulting from or arising out of, directly or indirectly, any breach of any representation or warranty in
Article VI or any third-party allegation that if true would constitute a breach of any such representation or warranty; provided, that if and to the extent that such indemnification is unenforceable for any reason with respect to a Selling Shareholder, such Selling Shareholder shall make the maximum contribution to the payment and satisfaction of its indemnification obligation with respect to such Losses which shall be permissible under applicable laws. In connection with the obligation of the Selling Shareholders to indemnify for expenses as set forth above, the Selling Shareholders further agree, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party. Notwithstanding the foregoing, unless it relates to a breach of any representation or warranty contained in the first sentence of Section 6.02(a) or in Section 6.01, 6.04, 6.13 or 6.26, the Selling Shareholders will have no liability with respect to the matters described in this Section 14.01(b) except (x) to the extent the total of all Losses with respect to such matters exceeds $1,320,000 and (y) with respect to claims for indemnification that are made or asserted on or before the first anniversary of the Closing Date. The indemnification obligation of each Selling Shareholder shall be several with respect to the obligation of each other Selling Shareholder, with each Selling Shareholder being liable to pay a percentage of each Loss payable under this Section 14.01(b) equal to the percentage set forth opposite such Selling Shareholder's name in Schedule 14.01. The Selling Shareholders' maximum aggregate liability with respect to the matters described in this Section 14.01(b) will be limited to $5,000,000, with the maximum several liability of each Selling Shareholder being limited to $5,000,000 multiplied by the percentage set forth opposite such Selling Shareholder's name in Schedule 14.01 except with respect to a breach of any representation or warranty contained in the first sentence of Section 6.02(a) or in Section 6.01, 6.04, 6.13 or 6.26, in which case there shall be no limit hereunder as to the Selling Shareholder's maximum liability, no threshold as to the Selling Shareholder's liability hereunder and no limit as to the time within which a claim must be asserted or made for indemnification hereunder. The maximum several liability of a Selling Shareholder under this Section 14.01(b) shall be subject to reduction pursuant to Section 14.01(c). The liability of the Company under Section 14.01(a) shall be joint and several with the liability of the Selling Shareholders under this
Section 14.01(b).

        (c) Alternative Selling Shareholder Indemnity Payment. In the event of any Loss for which the Selling Shareholders have an indemnification obligation under Section 14.01(b), at the election in writing by the Required Equity Holders in their sole discretion, each Selling Shareholder shall, in lieu of paying its indemnification obligation under Section 14.01(b), pay to the Company an amount equal to the amount that such Selling Shareholder would otherwise be required to pay under Section 14.01(b) multiplied by three. In the event of payment under this

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Section 14.01(c) a Selling Shareholder's maximum several indemnification obligation under Section 14.01(b) shall be reduced by an amount equal to half the amount such Selling Shareholder pays under this Section 14.01(c) unless such payment relates to a breach of any representation or warranty contained in the first sentence of Section 6.02(a) or in Section 6.01, 6.04, 6.13 or 6.26. For example, if a Selling Shareholder paid $2,000,000 under this Section 14.01(c), his or her maximum obligation under Section 14.01(b) shall be reduced by $1,000,000. The Selling Shareholders' maximum aggregate liability under this
Section 14.01(c) shall be limited to $10,000,000, with each Selling Shareholder's maximum several liability under this Section 14.01(c) being limited to $10,000,000 multiplied by the percentage set forth opposite such Selling Shareholder's name in Schedule 14.01 except with respect to a breach of any representation or warranty contained in the first sentence of Section 6.01(a) or in Section 6.01, 6.04, 6.13 or 6.26, in which case there shall be no limit hereunder as to the Company's maximum liability, no threshold as to the Company's liability hereunder and no limit as to the time within which a claim must be asserted or made for indemnification hereunder. The foregoing maximum several liability for a Selling Shareholder shall be reduced for each payment made by such Selling Shareholder under Section 14.01(b) by a sum equal to twice the amount actually paid by the Selling Shareholder under Section 14.01(b) unless such payment relates to a breach of any representation or warranty contained in the first sentence of Section 6.02(a) or in Section 6.01, 6.04,
6.13 or 6.26. For example, if a Selling Shareholder paid $1,000,000 under
Section 14.01(b), his or her maximum obligation under this Section 14.01(c) shall be reduced by $2,000,000.

        (d) By the Selling Shareholders. In addition to all other sums due hereunder or provided for in this Agreement, each Selling Shareholder shall severally indemnify and hold harmless each Indemnified Party to the fullest extent permitted by law, from and against any and all Losses resulting from or arising out of, directly or indirectly, any breach of any representation or warranty concerning such Person or his Purchased Capital Stock in Article V of this Agreement or any covenant or agreement of such Person in this Agreement or any third-party allegation that if true would constitute a breach of any such representation or warranty, including without limitation any legal, administrative or other actions (including actions brought by any Holder or the Company or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), based upon, relating to or arising out of such matters, or any Indemnified Party's role therein; provided, that if and to the extent that such indemnification is unenforceable for any reason, such Selling Shareholder shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. In connection with the obligation of each Selling Shareholder to indemnify for expenses as set forth above, such Selling Shareholder further agrees, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party. Each Selling Shareholder's maximum aggregate liability with respect to the matters described in this Section 14.01(d) will be limited to the aggregate purchase price he received for his shares of Purchased Capital Stock.

        (e) Certain Selling Shareholders. In addition to all other sums due hereunder or provided for in this Agreement, the Company and the Selling Shareholders other than

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

the Ravizza Children's Trust II and the Ravizza Children's Trust III shall, jointly and severally, indemnify and hold harmless each Indemnified Party to the fullest extent permitted by law, from and against any and all Losses resulting from or arising out of any claim made by Richard L. Collins, his heirs, representatives and assigns in any way relating to or arising out of any of the transactions pursuant to which Richard L. Collins this year sold his shares of common stock in Oldco or the transactions contemplated by the Transaction Documents against the Company, Oldco and their Subsidiaries, the Indemnified Parties, and/or the shareholders, creditors, officers, directors and employees of the Company, Oldco and their Subsidiaries, including without limitation, in each case, any legal, administrative or other actions (including actions brought by any Holder or the Company or any equity holders of the Company or derivative actions brought by any Person claiming through or in the Company's name), proceedings or investigations (whether formal or informal), based upon, relating to or arising out such matter, or any Indemnified Party's role therein; provided, that if and to the extent that such indemnification is unenforceable for any reason, the Company and the Selling Shareholders shall make the maximum contribution to the payment and satisfaction of such Losses which shall be permissible under applicable laws. In connection with the obligation of the Company and the Selling Shareholders to indemnify for expenses as set forth above, the Company and the Selling Shareholders further agree, upon presentation of appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party.

        (f) Other Indemnification Obligations.

               (i) Without limitation of any other provision of this Agreement, the Company agrees to defend, indemnify and hold each Indemnified Party harmless from and against any and all Losses based upon, arising out of, by reason of or otherwise in respect of or in connection with any third party claims relating in any way to such Indemnified Party's status as a security holder, creditor, director, agent, representative or controlling person of the Company or otherwise relating to such Indemnified Party's involvement with the Company (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any third party action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Indemnified Party as security holder, director, agent, representative or controlling person of the Company or otherwise, alleging so-called control person liability or securities law liability; provided, however, that the Company will not be liable to the extent that such Losses arise from and are based on (A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Indemnified Party, or (B) conduct by an Indemnified Party which constitutes gross negligence, fraud, willful misconduct or malfeasance, or (C) the Indemnified Party's failure to qualify as an "accredited investor" under Rule 501 of the Securities Act, or (D) the breach by the Indemnified Party or its Affiliate of any obligation under this Agreement or under applicable law. In connection with the obligation of the Company to indemnify for expenses as set forth above, the Company further agrees, upon presentation of

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

appropriate invoices containing reasonable detail, to reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party.

               (ii) If the indemnification provided for in Section 14.01(f)(i) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnified Party in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnified Parties, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnified Parties in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company and the Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Indemnified Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (iii) Each of the Company and the Purchasers agrees that it would not be just and equitable if contribution pursuant to Section 14.01(f)(ii) above were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding subsection.

               (iv) The Company's liability under this Section 14.01(f) with respect to Losses that arise out of or relate to an event that occurs after the closing of a Qualified Public Offering shall be limited to expenses only (including reasonable fees, disbursements and other charges of counsel) of the Indemnified Parties, with the Indemnified Parties each being entitled hereunder to retain their own counsel.

        14.02 Claims against the Company and its Subsidiaries. Following the Closing, none of the Selling Shareholders shall assert any claim against the Company or any of its Subsidiaries, whether for indemnification, contribution, subordination, subrogation or otherwise, that relates to the obligations under this Agreement of the Selling Shareholders, including Article XIV and in respect of any indemnification payments made by a Selling Shareholder with respect to a matter by which the Company or any of its Subsidiaries may be liable jointly with such shareholder.

        14.03 Set-Off. Each Indemnified Party may, in its sole discretion, set off any amount to which it may be entitled under this Article XIV against amounts otherwise payable to the Company or the Selling Shareholders.

        14.04 Interest. All sums payable under this Article XIV shall bear interest at the rate of 9% per annum, compounded annually, from the date of such Loss until paid in full.

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

        14.05 Other Indemnification Matters. Each Indemnified Party's right to indemnification will not be affected by any knowledge acquired (or capable of being acquired) at any time, whether before or after the date of this Agreement or the Closing Date, with respect to any representation, warranty, covenant or obligation in this Agreement, the Notes, any Warrant or any other Transaction Document. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants and obligations. Each Selling Shareholder's indemnification obligations under Section 14.01(d) shall be limited to Losses with respect to the Purchased Capital Stock, including the ownership thereof. Nothing in this
Article XIV is intended to limit any party's right to recover with respect to any action for fraud.

EXCEPT TO THE EXTENT OTHERWISE PROVIDED IN THIS AGREEMENT OR PROHIBITED BY APPLICABLE LAW, NOTHING IN THE FOREGOING INDEMNITIES IS INTENDED TO PRECLUDE THE COMPANY AND/OR THE SELLING SHAREHOLDERS, AS APPLICABLE, FROM BEING LIABLE FOR THE INDEMNITY OF LOSSES THAT RESULT FROM THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OR GROSS NEGLIGENCE OR THE SOLE OR CONCURRENT STRICT LIABILITY OF ANY INDEMNIFIED PARTY.

                                   ARTICLE XV

                                 MISCELLANEOUS

        15.01 Survival of Representations and Warranties and Covenants. Subject to the time limits for asserting certain claims specified in Article XIV, the representations and warranties of the Company set forth in this Agreement shall survive indefinitely, regardless of acceptance of the Notes, the Warrants, and the Purchased Capital Stock and payment therefor. The covenants of the Company and the Selling Shareholders set forth in this Agreement shall survive indefinitely unless otherwise specifically provided in this Agreement.

        15.02 Notices. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied, in each such case if addressed as follows:

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

               (a)    if to the Company:

                      1132 North Seventh Street
                      San Jose, CA  95112
                      Attention: Chief Financial Officer
                      Telecopy:  (408) 275-6987

               with a required copy to:

               Jeffrey P. Newman, Esq.
               Farella, Braun & Martel, LLP
               235 Montgomery Street, 30th Floor
               San Francisco, CA  94101
               Telecopy:  (415) 954-4480

        (b)    if to any Selling Shareholder:

               c/o Cupertino Electric, Inc.
               1132 North Seventh Street
               San Jose, CA 95112
               Attention: Chief Financial Officer
               Telecopy:  (408) 275-6987

        (c)    if to the BancAmerica:

               BancAmerica Capital Investors SBIC I, L.P.
               100 N. Tryon Street, Suite 2500
               Charlotte, NC 28255
               Attention:    Ann B. Hayes
               Telecopy:     (704) 386-6432

        (d)    if to TA:

               TA/Advent VIII L.P.
               TA/Atlantic and Pacific IV L.P.
               TA Executives Fund LLC
               TA Investors LLC
               TA Subordinated Debt Fund, L.P.
               c/o TA Associates, Inc.
               125 High Street, Suite 2500
               Boston, MA 02110
               Attention:    Roger Kafker
               Telecopy:     (617) 574-6728

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

               GPH CE Partners
               c/o Goodwin, Procter & Hoar LLP
               Exchange Place
               Boston, MA 02109
               Attention:    John R. LeClaire, P.C.
               Telecopy:     (617) 523-1231

        (e)    if to any other Holder:

At the address designated by such Holder and shown on the Note Register or the Company's stock register.

        15.03  Payments.

        (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Company under this Agreement, the Notes and each Warrant shall be made in U.S. Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the payee thereof not later than 2:00 p.m. Charlotte time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Each such payment shall be made in accordance with written payment instructions furnished by such payee from time to time. If the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

        (b) Except as otherwise provided in this Agreement, each payment or prepayment of principal in respect of the Notes shall be made and applied pro rata, as nearly as may be, to all outstanding Notes according to the respective unpaid principal amounts thereof, and each payment of interest in respect of the Notes shall be made and applied pro rata, as nearly as may be, to all outstanding Notes according to the respective amounts of such interest then due and payable.

        (c) Neither the Company, nor any of its Affiliates shall, directly or indirectly, acquire any Note, by purchase or otherwise, except by way of payment or prepayment thereof in accordance with the provisions of the Notes and of this Agreement (including, without limitation, the provisions of this Agreement requiring the payment and application of all such payments or prepayments pro rata to all outstanding Notes).

        15.04  Assignments and Participation.

        (a) The Company may not assign its rights or obligations hereunder or under any other Transaction Document (except the Notes and the Warrants) without the prior consent of the Required Holders or under the Notes without the prior consent of the Required Noteholders. The Company may not assign its rights or obligations under a Warrant except in accordance with the terms of such Warrant. The Selling Shareholders may not assign their rights and obligations hereunder or under any other Transaction Document without the prior consent of the Required Equity Holders.

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

        (b) (i) Each Holder may assign to one or more of its Affiliates or other third parties (except competitors or direct or indirect non-financial institution customers of the Company) all or a portion of its interests, rights and obligations under this Agreement and the Notes; provided, that unless the assignee is a Holder or an Affiliate of the transferring Holder, the principal amount of the Notes being assigned must equal or exceed $1,000,000 or represent 100% of the principal amount of such Holder's Note. The Company will keep at its principal executive office or at such other office as the Company may designate in writing to the Holders a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), it will provide for the registration and transfer of Notes. Upon registration and transfer of any Note in compliance herewith, the assignee thereof shall become the Holder thereof (or such portion thereof as shall have been transferred and registered to such assignee) for purposes of this Agreement and the other Transaction Documents and shall thereupon, in respect of such Note (or portion thereof) be entitled to the benefits and liable for the obligations of a Holder hereunder.

               (ii) Whenever any Note shall be surrendered for transfer or exchange in compliance herewith either at such office of the Company or at the place of payment named in such Note, within five Business Days thereafter the Company will deliver in exchange therefor a new Note or Notes, as may be requested by such Holder, in the same aggregate unpaid principal amount as the unpaid principal amount of the Note so surrendered, duly executed by the Company. Each such Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer, duly executed by the registered Holder or such Holder's attorney duly authorized in writing. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange. Any transfer tax relating to such transaction shall be paid by the Holder requesting the exchange.

               (iii) The Company and any agent of the Company may deem and treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of the principal and interest on such Note and for all other purposes whatsoever.

        (c) A Holder may sell or agree to sell to one or more other Persons (a "Participant") (except competitors of the Company) a participation in all or any part of any Notes held by it; provided, that unless the Participant is a Holder or an Affiliate of the transferring Holder, the principal amount of the Notes being participated must equal or exceed $500,000 or represent 100% of the principal amount of such Holder's Note. The Participant's rights in respect of such participation shall be those set forth in the agreements executed by such Holder in favor of the Participant, and such Participant shall have no direct right under the Notes, this Agreement or the other Transaction Documents, including rights to give consents or waivers or to execute amendments, and the Company shall have no obligations whatsoever to any Participant. In no event shall a Holder that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Transaction Document, except that such Holder may agree with the Participant that it will not, without the consent of the Participant, agree to (i) extend the date fixed for the payment of principal of or interest on the related Notes, (ii) reduce the amount of any

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
such payment of principal and (iii) reduce the rate at which interest is payable thereon to a level below the rate at which the Participant is entitled to receive such interest. In connection with any sale by a Holder to a Participant of any interest in any Note, such Holder shall be required to comply with all Requirements of Law, including without limitation all securities laws and regulations of any Governmental Authority.

        (d) A Holder may furnish any information concerning the Company or any Subsidiary thereof in the possession of such Holder from time to time to assignees and Participants (including prospective assignees and Participants) in a manner reasonably necessary to assure the confidentiality of information identified as confidential. Except as provided in the preceding sentence, each Holder and its assignees and Participants agree to maintain in confidence, use only for purposes of analyzing and monitoring its investment in the Company, and not to disclose to third parties information regarding the Company furnished to such Holder or its assignees or Participants by the Company (or in the case of an assignment or participation, by any Holder) in writing, which writing clearly identifies such information as confidential or through the exercise of its inspection rights pursuant to Section 9.02(a) hereof; provided that this confidentiality agreement shall not apply (i) to the extent that such Holder or its assignee or Participant in its sole discretion determines that disclosure to one or more third parties is necessary to satisfy any legal or regulatory obligations or requests or to enforce its rights under any Transaction Documents, (ii) to disclosures by such Holder or its assignee or Participant to its directors, officers, employees, attorneys and accountants (provided that such Persons shall themselves agree to maintain the confidentiality of such information in accordance with the requirements hereof), or (iii) to any information (A) which was publicly known or available at the time of its disclosure to such Holder or its assignee or Participant, (B) which subsequently becomes publicly known or available other than as a result of a breach by such Holder or its assignee or Participant of its non-disclosure obligations under this sentence or (C) which becomes known to such Holder or its assignee or Participant from a source, other than from the Company, entitled to disclose the information.

        (e) Notwithstanding anything to the contrary herein or in any other Transaction Document, after giving effect to any assignment of or participation in the Notes, there shall be no more than an aggregate of (i) three holders of Notes and Participants (disregarding Affiliates of the Purchasers) whose status as a holder or Participant is ultimately derived from an assignment or participation by BancAmerica and (ii) three holders of Notes and Participants (disregarding Affiliates of the Purchasers) whose status as a holder or Participant is ultimately derived from an assignment or participation by TA.

        15.05 Lost, Etc. Notes. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity satisfactory to it (which indemnity from a party other than the Holder or any Affiliate of the Holder, in the Company's reasonable judgment, may be a secured indemnity obligation) and upon surrender and cancellation of such Note, if mutilated, within five Business Days thereafter the Company will deliver in lieu of such Note a new Note in a like unpaid principal amount, duly executed by the Company, dated as of the date to which interest has been paid thereon. The affidavit of any Holder's treasurer or assistant treasurer (or other responsible official), setting forth the circumstances with respect to the loss, theft or destruction of a Note shall be accepted as satisfactory evidence thereof.

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

        15.06 Amendments, Determinations, Requests or Consents. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective
(a) only if it is made or given in writing and signed by the Company and the Selling Shareholders and the Required Holders in accordance with this Section and (b) only in the specific instance and for the specific purpose for which made or given; and provided, that no Holder shall have the right to give any consent hereunder nor shall such Holder's consent be required if such Holder has acquired any Notes in violation of Section 15.04 hereof. Notwithstanding anything to the contrary contained herein, the consent of the Selling Shareholders shall not be required in connection with any proposed amendment, supplement or modification of this Agreement, or waiver or consent hereunder, unless the rights, privileges or obligations pertaining to the Selling Shareholders would be adversely affected thereby, in which case the consent of such Person or Persons shall also be required.

        15.07 Remedies Cumulative. No failure or delay on the part of the Company, the Selling Shareholders, the Agent (as defined in Article XII), the holders of Senior Indebtedness (as defined in Article XII) or any Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or any Holder at law, in equity or otherwise.

        15.08 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        15.09 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        15.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

        15.11 Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or the Notes shall be brought in the courts of the State of California or in the United States District Court for the Northern District of California and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 15.02, such service to become effective 10 days after such mailing.

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

        15.12 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH HOLDER AND THE COMPANY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT OR THE NOTES, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

        15.13 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

        15.14 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. The word "including" in this Agreement means "including without limitation." References to defined terms and sections of the Senior Credit Agreement shall mean the Senior Credit Agreement as in effect on the date hereof, without giving effect to any amendment, supplement or other modification thereto.

        15.15 Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

        15.16 Certain Expenses. The Company shall pay or reimburse (a) each Purchaser for all out-of-pocket costs and expenses (including, without limitation, attorneys', accountant's and consulting fees and expenses, subject, with respect to the following clause (i) and BancAmerica's cost and expenses only, to a limit of $250,000) in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other Transaction Documents and the consummation of the transactions contemplated thereby and (ii) any amendment, modification or waiver of any of the terms of this Agreement, the Notes or the other Transaction Documents; (b) each Holder for all costs and expenses of the Holders (including, without limitation, reasonable attorney's fees and expenses) in connection with (i) any Event of Default and any enforcement or collection proceedings resulting therefrom and
(ii) the enforcement of this Section 15.16; (c) each Holder for transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, the Notes or the Transaction Documents or any other document referred to herein or therein; (d) each Holder for any fees in respect of any Hart-Scott-Rodino Antitrust Improvement Act of 1976 filings that may be required upon exercise of the Warrants, upon conversion of the Class B Common Stock to Class A Common Stock or by any rights in the Investor Rights Agreement; and (e) any fees of the Company's auditors in connection with any reasonable exercise by any Holder of its rights pursuant to Section 9.02(c).

        15.17 Funding Fee. At the Closing, the Company shall pay to BancAmerica a funding fee equal to $175,000 and to the TA entities purchasing Notes a funding fee of $175,000 to be allocated among such TA entities pro rata based on the principal amount of the Notes being purchased by each TA entity.

        15.18 Publicity. Except as may be required by applicable law, none of the parties hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto (which approval will not be unreasonably withheld). If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

        15.19 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement or the other Transaction Documents. Without limiting the foregoing, if any exercise of a Warrant, conversion of Class B Common Stock to Class A Common Stock or any right under the Investor Rights Agreement would require any Holder and the Company to make a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, such Holder and the Company shall expeditiously make any such required filings.

        15.20 Confidentiality. Each Purchaser agrees to take, and to cause its Affiliates to take, normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Company or any Subsidiary thereof under this Agreement or any other Transaction Document, except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by such Purchaser or (ii) was or becomes available on a non-confidential basis from a source other than the Company (provided that such source is not bound by a confidentiality agreement with the Company or any Subsidiary known to such Purchaser); provided, however, that any Purchaser may disclose such information
(A) at the request of or pursuant to any requirement of any governmental authority to which such Purchaser is subject or in connection with an examination of such Purchaser by any such authority, (B) pursuant to subpoena or other court process, (C) when required to do so in accordance with the provisions of any applicable law, (D) to the extent reasonably required in connection with any litigation or proceeding to which the Purchaser or any of its Affiliates may be a party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Transaction Document, (F) to such Purchaser's independent auditors and other professional advisors; provided that such professional advisor agrees in writing to keep such information confidential to the same extent required of the Purchaser, (G) to any Participant or transferee or assignee, actual or potential, and its professional advisors, provided that such Person or professional advisor to such Person agrees in writing to keep such information confidential to the same extent required of the Purchaser hereunder, (H) as to any Purchaser or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Company or any Subsidiary is party or is deemed party with such Purchaser or such Affiliate, and (I) to its Affiliates.

        15.21 Permitted Redemptions. The Purchasers hereby consent to the Permitted Redemptions for purposes of Section 506 of the California General Corporation Law. In regard to the Permitted Redemptions, the Purchasers agree not to initiate any claim against any current director of the Company under
Section 174(a) of the Delaware General Corporation Law or against any current stockholder of the Company for any violation of Section 160(a)(1) of the Delaware General Corporation Law. Notwithstanding the foregoing, the Purchasers shall be entitled to make such a claim under the Delaware General Corporation Law if the Company or any other creditor of the Company asserts such a claim.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                         COMPANY:

                         CUPERTINO ELECTRIC, INC.


                         By:  /s/ JAMES S. RYLEY
                            ---------------------------------------------
                         Name:  James S. Ryley
                         Title: President & CEO


                         PURCHASERS:

                         BANCAMERICA CAPITAL INVESTORS
                         SBIC I, L.P.

                         By: BancAmerica Capital Management SBIC I, LLC,
                             Its general partner


                         By: /s/ ANN B. HAYES
                            ---------------------------------------------
                             Ann B. Hayes, Managing Director



                         TA/ADVENT VIII L.P.

                         By:  TA Associates VIII L.L.C., its General Partner

                              By:  TA Associates, Inc., its Manager

                                   By: /s/ ROGER B. KAFKER
                                      ------------------------------------

                         TA/ADVENT ATLANTIC AND PACIFIC IV L.P.

                         By:  TA Associates AP IV L.P., its General Partner

                              By:  TA Associates, Inc., its General Partner

                                   By:  /s/ ROGER B. KAFKER
                                      ------------------------------------

                         TA INVESTORS LLC

                              By:  TA Associates Inc., its Manager

                                   By: /s/ ROGER B. KAFKER
                                      ------------------------------------


                          TA EXECUTIVES FUND LLC

                          By:  TA Associates, Inc., its Manager

                                    By: /s/ ROGER B. KAFKER
                                      ------------------------------------

                          TA SUBORDINATED DEBT FUND, L.P.

                          By:  TA Associates SDF LLC, its General Partner

                               By:  TA Associates, Inc., its Manager

                                    By: /s/ ROGER B. KAFKER
                                      ------------------------------------

                               ------------------------------------
                               Roger Kafker, Managing Director

                                     SELLING SHAREHOLDERS

                                     /s/ JAMES S. RYLEY
                                     ------------------------------------------
                                     James S. Ryley

                                     /s/ WALTER E. RYLEY
                                     ------------------------------------------
                                     Walter E. Ryley

                                     /s/ EUGENE A. RAVIZZA
                                     ------------------------------------------
                                     Eugene A. Ravizza

                                     /s/ CLARANNE R. LONG
                                     ------------------------------------------
                                     Claranne R. Long


                                     CLARANNE RAVIZZA LONG TRUST


                                     By: /s/ CLARANNE R. LONG
                                        ----------------------------------------
                                     Name: Claranne R. Long
                                          --------------------------------------
                                     Title: Trustee
                                           -------------------------------------


                                     RAVIZZA CHILDREN'S TRUST II


                                     By: /s/ CLARANNE R. LONG
                                        ----------------------------------------
                                     Name: Claranne R. Long
                                          --------------------------------------
                                     Title: Trustee
                                           -------------------------------------


                                     RAVIZZA CHILDREN'S TRUST III


                                     By: /s/ CLARANNE R. LONG
                                        ----------------------------------------
                                     Name: Claranne R. Long
                                          --------------------------------------
                                     Title: Co-Trustee
                                           -------------------------------------

                                   Exhibit A

                                  Form of Note

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS NOTE IS SUBJECT TO THE TERMS (INCLUDING THE SUBORDINATION PROVISIONS OF
ARTICLE XII THEREOF) OF A SENIOR SUBORDINATED NOTE, WARRANT AND COMMON STOCK PURCHASE AGREEMENT, DATED AS OF JUNE 21, 2000, BY AND AMONG CUPERTINO ELECTRIC, INC., AS ISSUER, AND BANCAMERICA CAPITAL INVESTORS SBIC I, L.P., TA/ADVENT VIII L.P., TA/ATLANTIC AND PACIFIC IV L.P., TA EXECUTIVES FUND LLC, TA INVESTORS LLC, TA SUBORDINATED DEBT FUND, L.P. and GPH CE PARTNERS, AS PURCHASERS AND JAMES S. RYLEY, WALTER E. RYLEY, EUGENE A. RAVIZZA, CLARANNE R. LONG, THE CLARANNE RAVIZZA LONG TRUST, THE RAVIZZA CHILDREN'S TRUST II AND THE RAVIZZA CHILDREN'S TRUST III, AS SELLING SHAREHOLDERS (AS AMENDED OR OTHERWISE MODIFIED, THE "NOTE PURCHASE AGREEMENT").

                            CUPERTINO ELECTRIC, INC.

                   SENIOR SUBORDINATED NOTE DUE JUNE 21, 2007

                                                                  June 21, 2000


        FOR VALUE RECEIVED, the undersigned CUPERTINO ELECTRIC, INC., a California corporation (the "Company"), hereby promises to pay to _____________________________, a ________ (the "Purchaser"), or registered and permitted assigns, the principal amount of __________________ Dollars ($__________) [should equal 50% of principal balance] on June 21, 2006 and ________________________________ Dollars ($_____________) [should equal remaining balance] on June 21, 2007, with interest (computed on the basis of a 360-day year consisting of twelve 30-day months) payable in the manner provided below (i) on the unpaid balance thereof at the rate of twelve percent (12%) per annum from the date hereof, quarterly on the last day of March, June, September and December of each year (provided that if the last day of any such month is not a Business Day, then on the next succeeding Business Day) (each, a "Payment Date"), commencing with the Payment Date next succeeding the date hereof, until the principal hereof shall have become due and payable, and (ii) upon and during the occurrence of any Event of Default (as defined in the Note Purchase Agreement), quarterly as aforesaid on any amount then in default (or, at the option of the registered holder, on demand) at the rate of fourteen percent (14%) per annum (but only to the extent permitted by law). The principal amount of this Note shall be payable one-half on June 21, 2006 with all remaining principal payable in full on June 21, 2007.

        Payment of interest herein may be made, for the interest periods ending on June 30, 2000, September 30, 2000, December 31, 2000, March 31, 2001, June 30, 2001, September 30, 2001, December 31, 2001, and March 31, 2002 only, at the option of the Company, in cash or by delivery by the Company to the Holder hereof of a promissory note substantially in the form of this Note and in the principal amount of the interest payment then due (a "Pik Note"). Each Pik Note issued in payment of interest hereunder shall be deemed one of the Notes issued under the Note Purchase Agreement and shall be entitled to all of the benefits thereof and the obligations thereunder. Payment of interest for any other interest periods shall be made in immediately available funds.

        No provision of this Note shall be deemed to establish or require the payment of interest at a rate in excess of the maximum rate permitted under applicable law. In the event that the rate of interest required to be paid under this Note exceeds the maximum rate permitted under applicable law, the rate of interest required hereunder shall be automatically reduced to the maximum rate permitted by applicable law.

        This senior subordinated note (the "Note") is issued pursuant to the Note Purchase Agreement and is entitled to the benefits thereof and is subordinated in right of payment and collection to the payment of the Senior Indebtedness (as defined in the Note Purchase Agreement) to the extent and in the manner set forth in Article XII of the Note Purchase Agreement.

        This Note is a registered Note and, as provided and subject to the restrictions contained in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        THIS NOTE IS INTENDED TO BE PERFORMED IN THE STATE OF CALIFORNIA AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF SUCH STATE.

        The Company may redeem this Note in whole or in part in accordance with the terms and provisions of the Note Purchase Agreement. This Note is subject to mandatory redemption by the Company in certain circumstances specified in the Note Purchase Agreement and the maturity hereof may be accelerated following an Event of Default (as defined in the Note Purchase Agreement), all as provided in the Note Purchase Agreement, to which reference is made for the terms and conditions of such circumstances and provisions. In the event this
Note is not paid when due, the Company will pay, in addition to principal and interest, all costs of collection, including reasonable attorneys' fees, and the holder hereof shall be entitled to all the rights and remedies set forth in the Note Purchase Agreement.

        All payments in respect of a partial redemption of this Note shall be applied first to all costs, expenses, indemnities and other amounts payable hereunder and under the Note Purchase Agreement, then to payment of default interest, if any, then to payment of accrued interest and thereafter to payment of principal.

        Except as expressly provided herein or in the Note Purchase Agreement, the undersigned hereby waives presentment, demand, protest and all other notices of any kind.


        IN WITNESS WHEREOF, this Note is executed on the date first above written.


                                            CUPERTINO ELECTRIC, INC.

[CORPORATE SEAL]
                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                 SCHEDULE 10.05

                            SHAREHOLDERS' AGREEMENTS


        (a) Shareholders Agreement, dated as of March 17, 2000, among Oldco and Farrella, Braun & Martel and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (b) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and Peter Stoneberg and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (c) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and John Boncher and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (d) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and Michael Jurewicz and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (e) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and James Medefesser and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (f) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and Rudy Bergthold and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (g) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and Darrell Bender and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (h) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and Bruce Baxter and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (i) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and Alexander Tanasescu and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (j) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and Rosemarie Baldwin and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (k) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and Michael Garner and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (l) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and Linda Pinza and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (m) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and Michael Greenawalt and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (n) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and Richard Thiede and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (o) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and Eric Asbell and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (p) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and Rod Beckmen and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (q) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and Michael Glogovac and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley;

        (r) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and Hossein Tofangsazan and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley; and

        (s) the Shareholders Agreement, dated as of March 17, 2000, among Oldco and John Stice and Eugene A. Ravizza, James S. Ryley, Claranne Ravizza Long, The Claranne Ravizza Long Trust, The Ravizza Children's Trust II, The Ravizza Childrens's Trust III and Walter E. Ryley.